UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )
___________________________________

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Ichor Holdings, Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

A Message from Our CEO
To Our Shareholders:
Please join us at our 2023 Annual General Meeting (the “Annual Meeting”) on May 18, 2023, at 9:00 a.m., Pacific Time. The Annual Meeting will be held virtually at virtualshareholdermeeting.com/ICHR2022 and at our corporate headquarters located at 3185 Laurelview Ct., Fremont, California 94538.
We have elected to deliver our proxy materials to shareholders over the internet and will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our Annual Meeting and our 2022 annual report. This notice also provides instructions on how to vote by telephone or through the internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual General Meeting and Proxy Statement.
Your vote is important. Please take the time to carefully read each of the proposals described in the Proxy Statement and cast your vote by following the instructions in the Proxy Statement. Your vote will mean that you are represented at the Annual General Meeting, regardless of whether you attend in person or virtually.
Thank you for your support of Ichor Holdings, Ltd.
Sincerely,
Jeffrey Andreson
Chief Executive Officer
April 4, 2023

Notice of Annual General Meeting
To Be Held on May 18, 2023
To Our Shareholders:
You are cordially invited to attend the 2023 Annual General Meeting (the “Annual Meeting”) of Ichor Holdings, Ltd. (the “Company,” “we,” “us” or “our”). Please see below for the meeting logistics and business matters to be addressed at the Annual Meeting.
Meeting Logistics

Date	Time	Location

Thursday, May 18, 2023	9:00 a.m. Pacific Time	Virtual: virtualshareholdermeeting.com/ICHR2023 In-Person: 3185 Laurelview Ct, Fremont, CA 94538
Items of Business
▪To elect the four directors standing for reelection and named in the Proxy Statement;
▪To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (“say-on-pay”);
▪To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023; and
▪To address any other business properly brought before the Annual Meeting.
Important Meeting Information
Our Board of Directors (the “Board”) has declared the close of business on March 22, 2023 as the record date for the Annual Meeting (the “Record Date”). Only shareholders as of the Record Date are entitled to receive notice of and vote at the Annual Meeting.
To participate in the Annual Meeting virtually, please refer to the paragraph entitled, “What must I do if I want to attend the Annual Meeting virtually?” within the General Information section of this Proxy Statement. The chairman of the Annual Meeting will still preside at the meeting in-person, however, if you intend to attend the Annual Meeting, we strongly urge that you attend the Annual Meeting virtually.

Notice of Annual General Meeting (continued)
Your Vote is Important
We encourage you to carefully read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. For detailed information regarding voting instructions, please see the sections on voting shares beginning on page 2 of the accompanying Proxy Statement. We appreciate your continued support.
Important Notice Regarding the Proxy Materials for the Annual Meeting to be Held on May 18, 2023
This notice for the Annual Meeting, the Proxy Statement, and our 2022 Annual Report are available online at ir.ichorsystems.com and proxyvote.com. The Proxy Statement is first being made available to our shareholders of record on or about April 4, 2023.
By Order of the Board,
Jeffrey Andreson
Chief Executive Officer
Fremont, California
April 4, 2023

Proxy Statement

General Information
Why am I receiving these materials?
The Board is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting virtually and are entitled to vote on the proposals outlined in this Proxy Statement.
When and where is the Annual Meeting?
We will hold the Annual Meeting on May 18, 2023 at 9:00 a.m., Pacific Time, virtually at virtualshareholdermeeting.com/ICHR2023. The chairman of the Annual Meeting will still preside at the meeting in-person at our corporate headquarters at 3185 Laurelview Ct., Fremont, California 94538 in accordance with Cayman law; however, if you intend to attend the Annual Meeting, we strongly urge that you attend the Annual Meeting virtually.
What must I do if I want to attend the Annual Meeting virtually?
Visit the virtual meeting website at virtualshareholdermeeting.com/ICHR2023 and enter your 16 digit control number located on your proxy card. Online check-in will begin at approximately 8:30 a.m. Pacific Time on May 18, 2023. If you experience any technical difficulties or have trouble accessing the virtual meeting, please review the instructions on the virtual meeting website or call the phone numbers listed on the virtual meeting website for assistance.
What must I do if I want to attend the Annual Meeting in person?
Attendance at the Annual Meeting is limited to individuals who were shareholders as of the Record Date. Registration and seating will begin on May 18, 2023 at 8:45 a.m. Pacific Time. Each shareholder who wishes to attend the Annual Meeting in person will be asked to present proof of identification, such as a driver’s license or passport, and a proxy card, prior to admission to the Annual Meeting. If you are a beneficial owner of shares held in street name, you will need to bring proof of share ownership as of the Record Date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.
Who can vote their shares and attend the Annual Meeting?
Shareholders as of the Record Date, March 22, 2023, are entitled to vote their shares and attend the Annual Meeting.
How many votes do I have?
You have and may cast one vote for each ordinary share that you owned at the close of business on the Record Date. As of the Record Date, we had 33,471,912 ordinary shares issued and 29,034,473 ordinary shares outstanding.

What am I being asked to vote on at the Annual Meeting?
We are asking our shareholders to consider the following proposals:
▪To elect the four directors standing for reelection and named in this Proxy Statement;
▪To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (“say-on-pay”);
▪To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023; and
▪To address any other business properly brought before the Annual Meeting.
How does the Board recommend I vote on these proposals?
The Board recommends a vote:
▪“FOR” the election of the four directors standing for reelection and named in this Proxy Statement;
▪“FOR” the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; and
▪“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner?”
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name (“street name shareholder”). Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded proxy materials for the Annual Meeting to you. As the street name shareholder, you have the right to direct your broker or nominee on how to vote your shares. Street name shareholders are also invited to attend the Annual Meeting. However, since a street name shareholder is not the shareholder of record, you may not vote your ordinary shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
If your shares are registered directly in your name with Broadridge, you are considered the “shareholder of record” with respect to those shares. We have sent the proxy materials for the Annual Meeting directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. Throughout this Proxy Statement, we refer to shareholders who hold their shares directly with Broadridge as “shareholders of record.”
As of the Record Date, all ordinary shares were held in street name.
What is a proxy?

A proxy is your legal designation of another person to vote the ordinary shares you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Jeffrey Andreson, our Chief Executive Officer, and Larry Sparks, our Chief Financial Officer, as proxies for the Annual Meeting to cast your vote.
How do I vote my shares?
As a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name shareholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

Can I change my vote or revoke my proxy?
Yes. If you are a street name shareholder, your broker, bank or other nominee can provide instructions on how to change your vote or revoke your proxy.
What is a quorum?
A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, of the shareholders holding in aggregate not less than a simple majority of our issued and outstanding ordinary shares constitutes a quorum.
Your ordinary shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will not count as votes for purposes of the voting threshold of each proposal. If there is no quorum present within half an hour of the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the directors may determine.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding our ordinary shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the other proposals, which are “non-routine” matters, absent direction from you. In the case of non-routine matters, the shares for which your brokerage firm or other intermediary receives no instruction from you will be treated as “broker non-votes.” Broker non-votes are shares that are held in street name by a brokerage firm or other intermediary that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The ratification of the appointment of our independent registered public accounting firm is a routine matter under these rules, and, accordingly, your brokerage firm or other intermediary will be able to vote your shares on that proposal even if you do not provide instructions on how to do so. The election of directors and say-on-pay are “non-routine” items. Thus, if you hold your shares in street name and you do not instruct your broker or other intermediary on how to vote on the election of directors or say-on-pay, your shares may constitute broker non-votes with respect to such proposals and no votes will be cast on your behalf with respect to such proposals.
What vote is required to approve each proposal?
The election of directors, say-on-pay, and the ratification of the appointment of our independent registered public accounting firm each require the affirmative vote of a majority of the votes cast at the meeting and entitled to vote on such proposals. A properly executed proxy marked “abstain” with respect to the election of directors, say-on-pay, and ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions are not considered votes cast and will not have any effect on the election of directors, say-on-pay, or the ratification of the appointment of our independent registered public accounting firm. Broker non-votes will not affect the required vote with respect to the election of directors and say-on-pay (and will not affect the attainment of a quorum since the broker has discretion to vote on the ratification of the appointment of our independent registered public accounting firm and these votes will be counted toward establishing a quorum).
Who will count the vote?
A representative of Broadridge will tabulate the votes and act as the inspector of election.

Is my vote confidential?
Yes. We encourage shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. We have designated Broadridge, our independent transfer agent and registrar, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to us or any of our officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to us from time to time and publicly announced at the Annual Meeting.
Where can I find the voting results?
We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.
Who pays for proxy solicitation?
We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our ordinary shares. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

Corporate Governance

Proposal 1: Election of Directors
The Board of Directors is currently comprised of ten members. At our annual general meeting held on May 24, 2022, our shareholders voted to approve an amendment to our Memorandum and Articles that provides for the phased-in declassification of our Board of Directors and the annual election of all directors. Specifically, our Memorandum and Articles, as amended, provide that (1) the Class I directors standing for election at the Annual Meeting will stand for election for a one-year term, (2) the Class II directors standing for election at the annual general meeting to be held in 2024 will stand for election for a one-year term, and (3) beginning with our annual general meeting to be held in 2025, and at each annual general meeting thereafter, our entire Board of Directors will stand for election for a one-year term and there will no longer be any designation by classes.
At the Annual Meeting, four directors will be elected to serve until our annual general meeting to be held in 2024 or until their successors are duly elected and qualified or until their earlier death, resignation, or removal. The Board of Directors, upon the recommendation of the nominating and corporate governance committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), has nominated Thomas Rohrs, Iain MacKenzie, Laura Black, and Jorge Titinger.
A majority of all votes cast at the Annual Meeting at which a quorum is present in person or by proxy is required for the election of directors.
If you are a shareholder of record and you vote by telephone or over the Internet or sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Thomas Rohrs, Iain MacKenzie, Laura Black, and Jorge Titinger. If you are a street name shareholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
We expect that Thomas Rohrs, Iain MacKenzie, Laura Black, and Jorge Titinger will accept such nominations; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors.

The Board of Directors recommends a vote FOR the election of the nominated directors.

Our Board of Directors
Our Board consists of ten members. At our annual general meeting held on May 24, 2022, our shareholders voted to approve an amendment to our Memorandum and Articles that provides for the phased-in declassification of our Board of Directors and the annual election of all directors. At the expiration of their current three year terms, each director will be elected at each year’s annual meeting for a term of one year.
At the Annual Meeting, shareholders will elect four directors recommended by the Nominating and Corporate Governance Committee, each to serve a one-year term until the 2024 annual meeting or until their successors are duly elected and qualified or until their earlier death, resignation, or removal.
The names of our directors, and certain information about them, including their ages and committee assignments are as follows:

				Committee Memberships
Name	Class	Age	Director Since	Audit	Human Capital	Nominating & Corporate Governance
Nominee Directors:
Thomas Rohrs Executive Chairman	1	72	2012
Iain MacKenzie Lead Independent Director	1	64	2015		C
Laura Black	1	61	2019	M		C
Jorge Titinger		61	2022			M
Continuing Directors:
Wendy Arienzo	3	68	2020		M	M
Marc Haugen	3	57	2017	M	M
Sarah O'Dowd	3	73	2020	M	M
Jeffrey Andreson Chief Executive Officer	2	61	2020
John Kispert	2	59	2018	C		M
Yuval Wasserman	2	68	2021		M	M
Board Highlights
The Nominating and Corporate Governance Committee regularly reviews the overall composition of the Board and its committees to assess whether it reflects the appropriate mix of skills, diversity, experience, backgrounds, and qualifications that are relevant to our current and future success.
Independence

4.5 Year Average Tenure

30%	50%	20%

0-3 Years	3-6 Years	6+ Years

Tenure

Gender

Director Qualifications, Expertise, and Capabilities
Our Nominating and Corporate Governance Committee is responsible for reviewing, evaluating, and nominating individuals for election to our Board. The committee’s responsibility for identifying and recommending persons to join the Board follows a principle that composition of the Board should reflect a diversity of thought, backgrounds, skills, experiences, and expertise that are appropriate to our current and future state of affairs.
The table below summarizes the key qualifications, expertise, and capabilities most relevant to the decision to nominate candidates to serve on the Board. The absence of a mark does not necessarily mean the director does not possess that qualification, expertise, or capability.

Qualifications, Expertise & Capabilities		Number of Ichor Directors
Leadership and Executive Experience	Oversaw the execution of important strategic, operational, and policy issues while serving in an executive or senior leadership role at a public company. Previous Board experience at a public company.	10

Global Business Perspective	Experience cultivating and sustaining business relationships internationally and overseeing multinational operations. Breadth of experience, including geographic/regional experience (e.g., head of company in region or large country).	8

Semiconductor Manufacturing Industry & Process Knowledge	Significant knowledge of our industry, technology, and products. First-hand knowledge of customer base.	9

Supply Chain Knowledge	Significant knowledge and understanding of semiconductor supply chain operations and dynamics.	8

Institutional Knowledge	Significant knowledge of our business strategy, operations, key performance indicators and competitive environment.	10

Other Industry Knowledge	Significant knowledge of other relevant industries, technologies and products.	8

Board Diversity	Representation of gender and/or ethnic diversity.	4

Human Capital Management	Experience recruiting, managing, developing and optimizing a company’s human resources to maximize its business value.	9

Financial, Audit	Knowledge of capital markets, financing operations, complex financial management and accounting and financial reporting processes.	9

Cybersecurity, Privacy, Risk	Experience managing cybersecurity and information security risks; understanding of cybersecurity threat landscape; knowledge of emerging privacy risks.	4

Strategic Transactions, M&A	A history of leading growth through acquisitions, other business combinations and strategic partnership transactions. Acquisition integration experience.	9

Sales and Marketing	Experience in sales and channel management, marketing or public relations.	5

Technology, R&D	Significant experience in R&D and/or new product development. A significant background working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation and extend or create new business models. An engineering background and/or previous leadership at a technology company.	8

Board Diversity Matrix
The table below provides certain self-reported information regarding the diversity of our Board as of the Record Date. Each of the categories listed in the table below has the meaning as it is used in NASDAQ Rule 5605(f).

Board Diversity Matrix as of March 22, 2023

Total number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	0	0

Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Nominee Directors

Iain MacKenzie	Qualifications, Expertise & Capabilities
Lead Independent Director Age: 64 Director Since: 2015 Tenure: 7.5 years Committees: Human Capital Committee (chair)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
Other Industry Knowledge
Board Diversity
	Human Capital Management	✓
	Financial, Audit	✓
Cybersecurity, Privacy, Risk
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
SMART Global Holdings SGH
(Previously SMART Worldwide Holdings through 2011)
2005 - 2018 (retired) President & CEO
2002 - 2005 President

SMART Modular
(became SGH in 2011)
1998 - 2002 VP, Worldwide Operations

SMART Modular Technologies (Europe) Ltd.
1997 - 1998 General Manager
	SMART Global Holdings SGH (Previously SMART Worldwide Holdings through 2011) 2004 - 2019 (retired) Director	Kirkcaldy College of Technology, Fife University, Scotland Higher National Diploma, Mechanical and Production Engineering Ordinary National Diploma in Electrical/Electronics Engineering

Iain MacKenzie is qualified to serve as a member of the Board, as the Lead Independent Director of our Board, and as chair of the Human Capital Committee because of his extensive senior leadership experience, technical expertise, and significant experience in operations, engineering and sales in the technology sector, as well as his extensive business and financial background and multi-year service as the chief executive officer of an international technology company.

Nominee Directors (continued)

Thomas Rohrs	Qualifications, Expertise & Capabilities
Executive Chairman Age: 72 Director Since: 2012 Tenure: 11.2 years Committees: none	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
Board Diversity
	Human Capital Management	✓
	Financial, Audit	✓
Cybersecurity, Privacy, Risk
	Strategic Transactions, M&A	✓
Sales and Marketing
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Ichor Holdings, Ltd. ICHR
2014 - 2020 CEO

Skyline Solar
2010 - 2012 CEO and Chairman

Electroglas EGLS
(acquired by FormFactor in 2009)
2006 - 2009 CEO and Chairman

Applied Materials AMAT
1997 - 2002 Sr. VP, Global Operations and
Executive Committee

Silicon Graphics SGI
1992 - 1997 VP of Worldwide Operations

Advanced Energy AEIS
2006 - May 2022

Intevac, Inc. IVAC
2010 - May 2022

Quanergy Systems QNGY
2020 - current

Magma Design Automation LAVA
2003 - 2012

Ultra Clean Technology UCTT
2003 - 2009

Electroglas EGLS
2004 - 2009
University of Notre Dame B.S. Mechanical Engineering Harvard Business M.B.A.

Thomas Rohrs is qualified to serve as a member and Executive Chairman of the Board because of his extensive experience in the technology sector, including significant chief executive officer experience at technology companies, and his strategic insight into Ichor, gained from his role as Chief Executive Officer through January 2020.

Nominee Directors (continued)

Laura Black	Qualifications, Expertise & Capabilities
Independent Director Age: 61 Director Since: 2019 Tenure: 4.1 years Committees: Nominating and Corporate Governance Committee (chair) Audit Committee (member)	Leadership and Executive Experience	✓
Global Business Perspective
Semiconductor Manufacturing Industry & Process Knowledge
Supply Chain Knowledge
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Board Diversity	✓
Human Capital Management
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
Sales and Marketing
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Needham & Company,
A full service investment banking firm
1999 - present Managing Director

Black & Company
1995 - 1999 Managing Director, Corporate Finance

TRW Avionics & Surveillance Group
1983 - 1992 Electrical Engineer
	Viavi Solutions Inc. VIAV 2018 - present Super Micro Computer SMCI 2012 - 2019 TRW Avionics & Surveillance Group 1993 - 1995	Stanford University M.S. Management Santa Clara University M.S. Electrical Engineering University of California at Davis B.S. Electrical Engineering

Laura Black is qualified to serve as a member of the Board, chair of the Nominating and Corporate Governance Committee and member of the Audit Committee because of her extensive business and financial background and her multi-year service in senior investment banking positions. As an investment banker, she has advised numerous technology companies on mergers, acquisitions, IPOs and other equity financings, and focuses primarily on software, IT infrastructure and industrial technology.

Nominee Directors (continued)

Jorge Titinger	Qualifications, Expertise & Capabilities
Independent Director Age: 61 Director Since: 2022 Tenure: 0.8 years Committees: Nominating and Corporate Governance Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Board Diversity	✓
	Human Capital Management	✓
	Financial, Audit	✓
Cybersecurity, Privacy, Risk
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Titinger Consulting
A private consulting and advisory service firm, founded by Mr. Titinger, which focuses on providing strategy, corporate transformation and culture advice to its clients
2016 - present CEO

Silicon Graphics, Inc. SGI
2012 - 2016 CEO

Verigy, Ltd. VRGY
2011 - 2012 CEO

Previous Executive Positions:
FormFactor, Inc. FORM

KLA Tencor Corporation KLAC

Applied Materials, Inc. AMAT

Hewlett Packard Company HPQ

FormFactor, Inc. FORM
2021 - present

Axcelis Technologies, Inc. ACLS
2019 - present

CalAmp Corp. CAMP
2015 - present

Cohu, Inc. COHU
2018 - 2021

Hercules Capital Inc. HCLS
2017 - 2020

Xcerra Corporation XCRA
(acquired by Cohu, Inc.)
2012 - 2018

Silicon Graphics, Inc. SGI
2012 - 2016

Verigy, Ltd. VRGY
2011 - 2012

Private and Non-profit:
Hispanic Foundation of Silicon Valley
Stanford Children’s Hospital
Education Foundation of Silicon Valley
Stanford University B.S. Electrical Engineering M.S. Electrical Engineering M.S. Engineering Management and Business

Jorge Titinger is qualified to serve as a member of the Board and Nominating and Corporate Governance Committee because he brings over 30 years of leadership experience in the semiconductor equipment and computing industries and a strong track record of accomplishment in his positions as CEO. In addition, he has many years of corporate governance experience at publicly traded companies in our industry.

Continuing Directors

Dr. Wendy Arienzo	Qualifications, Expertise & Capabilities
Independent Director Age: 68 Director Since: 2020 Tenure: 3.1 years Committees: Nominating and Corporate Governance Committee (member) Human Capital Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
Supply Chain Knowledge
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Board Diversity	✓
	Human Capital Management	✓
Financial, Audit
Cybersecurity, Privacy, Risk
Strategic Transactions, M&A
Sales and Marketing
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Fujifilm Dimatix FUJIY
2013 - 2021 VP of Operations

Array Power
2010 - 2013 CEO

Solar Energy Consortium
2009 - 2010 Executive VP of R&D

NXP Semiconductors NXPI
2006 - 2009 VP, Manufacturing Services

Philips Semiconductors &
(became NXP in 2006)
2004 - 2006 VP and General Manager
Power Integrations POWI 2017 - present Array Power 2010 - 2013
Brown University
B.S. Materials Science Engineering

M.S. Materials Science Engineering

Stanford University
Ph.D. Materials Science Engineering

UCLA Anderson School of Management
Certificate in Corporate Governance

Stanford AeA Institute
Executive Management Program

Dr. Wendy Arienzo is qualified to serve as a member of the Board, Nominating and Corporate Governance Committee and Human Capital Committee because of her extensive business background and technological expertise gained from serving in many senior leadership and operational executive positions within the technology sector.

Continuing Directors (continued)

Marc Haugen	Qualifications, Expertise & Capabilities
Independent Director Age: 57 Director Since: 2017 Tenure: 5.7 years Committees: Audit Committee (member) Human Capital Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
Board Diversity
	Human Capital Management	✓
	Financial, Audit	✓
Cybersecurity, Privacy, Risk
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Fralock Holdings
An engineered specialty materials solutions company and portfolio company of Arsenal Capital Partners
2020 - current CEO

Kateeva, Inc.
A leading provider of OLED mass-production equipment solutions
2018 - 2020 COO

Following Seas Ventures LLC
Consulting and private investment, primarily focused on equipment and solutions for sustainability and renewable energy
2017 - current Founder

Cepheid Inc. CPHD
(acquired by the Danaher Corporation)
2016 - 2017 Executive VP, Engineering & Operations

Applied Materials, Inc. AMAT
2013 - 2016 Group VP, Worldwide Operations & Supply Chain

Lam Research Corporation LRCX
2011 - 2013 VP, Corporate Operations
1998 - 2011 Multiple positions, including VP

U.S. Navy
1987 - 1991 Officer, surface combatant ships
University of California Los Angeles M.B.A. National University of Singapore M.B.A. University of Southern California B.S. Industrial & Systems Engineering

Marc Haugen is qualified to serve as a member of the Board, Audit Committee and Human Capital Committee because of his extensive business and financial background and his multi-year service in management positions at international technology companies.

Continuing Directors (continued)

Sarah O’Dowd	Qualifications, Expertise & Capabilities
Independent Director Age: 73 Director Since: 2020 Tenure: 2.9 years Committees: Audit Committee (member) Human Capital Committee (member)	Leadership and Executive Experience	✓
Global Business Perspective
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
Other Industry Knowledge
	Board Diversity	✓
	Human Capital Management	✓
	Financial, Audit	✓
Cybersecurity, Privacy, Risk
	Strategic Transactions, M&A	✓
Sales and Marketing
Technology, R&D

Career Highlights	Board Membership Highlights	Education Highlights
Lam Research Corporation LRCX
2008 - 2020 (retired) Sr. VP, Chief Legal Officer and Secretary
2009 - 2012 VP of Human Resources

Directors Roundtable
2019 Recipient Global Honor Award for general counsels and their law departments

FibroGen, Inc. FGEN
2007 - 2008 VP and General Counsel

Heller Ehrman LLP
Advisor to numerous boards, board committees, and CEO’s; Founded Silicon Valley and San Diego offices; Global business practice group chair , spanning 7 offices and over 250 attorneys
1978 - 2007
	Protagonist Therapeutics PTGX 2020 - present	Stanford Law School J.D. Stanford University M.A. Communications Immaculata College A.B. in Mathematics

Sarah O’Dowd is qualified to serve as a member of the Board, Human Capital Committee and Audit Committee given her broad legal experience at multi-national businesses, her understanding of the semiconductor equipment market, and her prior experience in managing the human resource function of a large multi-national company.

Continuing Directors (continued)

Jeffrey Andreson	Qualifications, Expertise & Capabilities
Chief Executive Officer and Director Age: 61 Director Since: 2020 Board Tenure: 3.1 years Company Tenure: 5.3 years Committees: none	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
Board Diversity
	Human Capital Management	✓
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
Sales and Marketing
Technology, R&D

Career Highlights	Board Membership Highlights	Education Highlights
Ichor Holdings, Ltd. ICHR
Jan 2020 - current CEO
2019 - 2020 President
2017 - 2019 CFO

Nanometrics Incorporated NANO
(merged and became ONTO in 2019)
2014 - 2017 CFO

Intevac, Inc. IVAC
2007 - 2014 CFO

Applied Materials, Inc. AMAT
1995 - 2007 Various Controllership positions
	Ultra Clean Technology UCTT 2017 - 2017	Santa Clara University M.B.A. San Jose State University B.S. Finance

Jeffrey Andreson is qualified to serve as a member of the Board because of his extensive experience in the technology sector, significant senior leadership, and his strategic insight into Ichor, gained from his prior roles as Chief Financial Officer and President, and his current role as Chief Executive Officer.

Continuing Directors (continued)

John Kispert	Qualifications, Expertise & Capabilities
Independent Director Age: 59 Director Since: 2018 Tenure: 4.4 years Committees: Audit Committee (chair) Nominating and Corporate Governance Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
Board Diversity
	Human Capital Management	✓
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Black Diamond Ventures
A California-based venture capital firm leading sourcing, selection, and value-add efforts for companies from early to late stage
2016 - present Managing Partner

Spansion, Inc. CODE CY
A developer and manufacturer of embedded semiconductors; merged with and became Cypress Semiconductor in 2015
2009 - 2015 CEO

KLA-Tencor KLAC
2005 - 2009 President and COO
1995 - 2005 Multiple high-level positions, including CFO and EVP
	XJet Ltd. 2022 - present ESS Technology, Inc. 2019 - present Chairman Spansion, Inc. CODE 2010 - 2015 Barracuda Networks Inc. CUDA 2016 - 2018 Trinet Group Inc. TNET 2014 - 2017 Gigamon Inc. GIMO 2013 - 2017	U.C.L.A. M.B.A. Grinnell College B.A. Political Science

John Kispert is qualified to serve as a member of the Board, chair of the Audit Committee, and member of the Nominating and Corporate Governance Committee because of his extensive business and financial background, his multi-year service as the chief executive officer of an international technology company, his multi-year service in management positions at technology companies, and his experience in the venture capital industry.

Continuing Directors (continued)

Yuval Wasserman	Qualifications, Expertise & Capabilities
Independent Director Age: 68 Director Since: 2021 Tenure: 1.9 years Committees: Nominating and Corporate Governance Committee (member) Human Capital Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
Board Diversity
	Human Capital Management	✓
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Advanced Energy Industries AEIS
2014 - 2021 President and CEO
2011 - 2014 President, Thin Films Business Unit
2010 - 2011 President and COO
2009 - 2009 Executive VP and COO
2007 - 2009 Executive VP, Sales, Marketing, Global Services

Tevet Process Controls Technologies, Inc.
2002 - 2007 President and CEO

Boxer Cross
2000 - 2002 SVP, Marketing and Sales

Eaton Corp
(semiconductor manufacturing equipment business spunoff as Axcelis Technologies in 2000)
1997 - 1999 VP, Marketing and Technology
	FARO Technologies, Inc. FARO 2017 - present Advanced Energy Industries AEIS 2007 - 2021	Ben Gurion University, Israel B.Sc. Chemical Engineering

Yuval Wasserman is qualified to serve as a member of the Board, Human Capital Committee and Nominating and Corporate Governance Committee because of his extensive experience in the technology sector, including significant chief executive officer experience at technology companies.

ESG and Corporate Social Responsibility
At Ichor, we believe in being a responsible corporate citizen. Our corporate social responsibility (“CSR”) program is an integral part of our business, encompassing initiatives that create sustainable, long-term value for our shareholders and other key stakeholders. We are committed to making continuous improvements in environmental, social, and governance (“ESG”) areas. Across our three pillars – Environmental Sustainability, Social and Ethical Responsibility, and Corporate Governance – we are committed to values-driven CSR initiatives and believe these efforts will benefit our customers, employees, and the communities in which we operate.

Environmental Sustainability	Social and Ethical Responsibility	Corporate Governance
Environmental Sustainability
We are committed to supporting programs that promote good environmental stewardship and long-term sustainability and help mitigate the impacts of climate change. In 2022, we focused on initiatives to reduce our energy use, carbon footprint, and solid waste through operational efficiencies and collaboration with our customers and supply chain partners. Environmental highlights of our CSR program include:
▪Emissions Reduction and Management. Emissions reduction is important to Ichor and our key stakeholders, as determined by our materiality assessment performed in 2021. Following that materiality assessment, in 2022, we began developing baselines and plans to drive measurable improvement. We also continued to collaborate with our supply chain and logistics partners to maintain a carbon-neutral shipping program.
▪Resource Efficient Operations. Across our operations and value chain, we focus on reducing our carbon footprint, solid waste generation, and water consumption. We work to reduce our carbon footprint by optimizing our operational energy use, including leveraging LED lighting and right-sizing manufacturing equipment with new, more energy-efficient models. We also consistently look for opportunities to improve resource efficiency, waste reduction, and recycling. We ensure wastewater generated in our manufacturing processes is treated prior to being discharged back into the system.
▪Recycling. Our recycling program strives to recycle responsibly and reduce the waste of paper products, metals, and slurries used in our manufacturing processes. In 2022, we recycled over 50% of our waste output and continued to improve methods to reduce our waste stream through process efficiencies and sound resource management. Additionally, we are collaborating with our customers and supply chain to optimize the sustainability of our packaging materials.
▪Product Responsibility. Our products help support our customers’ sustainability goals by operating ever-more efficiently, reducing waste, and improving yields. Our new product development programs consider product features that continue to reduce energy usage and waste generation, supporting our ongoing collaboration with our customers. In addition, our product lifecycle mapping initiative is paving the way for a more integrated approach to designing our products to minimize the lifetime impact of these products on the environment.
▪Regulatory Compliance. We work to optimize the quality of our products while ensuring we maintain compliance with all environmental regulatory requirements.

Social and Ethical Responsibility
We are committed to providing a safe, inclusive, and engaging workplace for our global talent base. We focus on improving our workforce diversity and inclusion by creating a values-driven culture, prioritizing safety, investing in our employees’ experience and development, and maintaining the highest standards in employment regulatory compliance. We are members of the Responsible Business Alliance (“RBA”), further demonstrating our full commitment to health, safety, and fair treatment of our employees and communities. Other social and ethical highlights of our CSR program include the following:
▪Employee Training, Development, and Engagement. We ensure our employees are engaged in their training, growth, and career development. In 2022, employees received, on average, over 15 hours of training in topics including safety, compliance, on-the-job skill-building, diversity and inclusion, professional career advancement, and more. We believe in providing stretch assignments for growth and opportunities to participate in projects across our global organization, and we follow a “promote from within” philosophy. We engage our workforce in skip-levels and listening sessions with senior management to provide an open and transparent environment for two-way communication.
▪Diversity, Equity, and Inclusion. We believe diversity, equity, and inclusion (“DEI”) are foundational to building a competitive, sustainable, and scalable company. We value the diverse backgrounds, experiences, and skillsets of our employees worldwide, and we strive to attract and retain a productive workforce committed to our principles both in the workplace and in our served communities. In 2022, our DEI council advanced our DEI principles, commitment, and roadmap, encompassing employee engagement and belonging, education and training, recruitment and retention, and internal career development. In addition, the council successfully launched two employee resource groups (“ERGs”) – Ichor Women and Ichor Pride, representing our LGBTQ+ employee community. We continue to provide annual DEI training to reinforce the importance of this cultural commitment.
▪Compensation and Benefits. Our focus is to provide comprehensive, competitive benefits for our employees worldwide. In 2022, we expanded our benefits offerings for employees at our most significant operational sites in the U.S., Singapore, Korea, and Malaysia, offering no-cost healthcare options in some regions. We also conducted our annual market-based pay study to position our salary and compensation package to be market-competitive.
▪Community Engagement and Philanthropy. We are proud to support local charities and encourage our employees to engage with our communities through company-led charitable activities around the globe. In 2022, we participated in local food, toy, and blood drives throughout the United States, Singapore, and Malaysia. We are also proud to invest in internship and scholarship programs with trade schools, local universities, and institutions that target providing opportunities to under-represented minorities.
▪Supply Chain Management. Our business practices are developed and executed in alignment with the RBA framework, the world’s largest industry coalition dedicated to ensuring corporate social responsibility in global supply chains. Our supplier handbook and code of ethics, which complements our code of business ethics and conduct, provide a clear framework for how we expect our suppliers to conduct business with us. Our supplier handbook can be found on our corporate social responsibility webpage at ichorsystems.com. In addition, we conduct regular risk assessments of suppliers that cover approximately 90% of our top spend to ensure alignment with our values and the priorities of our business and those of our customers. We also perform audits of our suppliers’ health, safety, and responsible workplace practices, and conduct an annual assessment to determine if our supply chain includes materials that contain conflict minerals.
▪Human Rights. We respect the rights of our employees, individuals working within our supply chain, and our broad group of stakeholders by outlining our expectations for upholding human rights through our policies and risk assessment practices. We maintain a code of business ethics and conduct applicable to all of our officers, employees, and unless specifically noted therein, all members of our Board. Our global human rights principles, code of business ethics and conduct, and our supplier handbook and code of ethics specifically prohibit activities involving forced labor or slavery, human trafficking, and child labor. Our policies are publicly available on our corporate social responsibility webpage at ichorsystems.com. We expect that any amendments to the code of business ethics and conduct, or any waivers of our respective requirements, will be disclosed on our website.

Corporate Governance
We are committed to demonstrating the highest standards of business ethics and corporate governance and we work to ensure that our employees, supply chain partners, and customers understand and follow our values and expectations. We have robust policies and procedures established to ensure compliance at the federal, state, and local governmental levels with all laws and regulations. We keep track of fast-evolving industry trends and best practices to ensure we effectively demonstrate good corporate governance and foster an environment centered around honesty, integrity, and accountability. Our policies are outlined herein as well as on our website at ir.ichorsystems.com. Corporate governance highlights of our CSR program include:
▪ESG management. We have an ESG steering committee to solidify our ESG strategy and baseline our current programs and progress. We also conducted a formal ESG materiality assessment, during which we engaged with our key stakeholders to determine the importance and impact of topics across five categories: Environment; Human Capital; Social Capital; Business Model and Innovation; and Leadership and Governance. The framework of this assessment is aligned with the Sustainability Accounting Standards Board and the Global Reporting Initiative. The results of this assessment are mapped below under the heading ESG Materiality Matrix. Topics that scored above 60 on the Importance scale remain material and are prioritized for our ESG strategy and goals. All topics presented in the assessment will continue to be included for tracking and reporting purposes.
▪Business Ethics and Conduct Training Compliance. All Ichor employees and members of the Board are regularly trained and affirm compliance with our comprehensive code of business ethics and conduct policy.
▪Diverse Board of Directors. At the highest level, we value people with diverse experiences and backgrounds. During the last four years, we added five industry veterans to our Board, three of whom are women, all with extensive career experience. We assure an open board environment where discussion and debate are encouraged.
▪Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has oversight of our ESG programs and results and helps set the company’s ESG strategy. The committee’s charter is available on our website at ir.ichorsystems.com.
▪Human Capital Committee Responsibilities. The Human Capital Committee’s responsibilities include management capabilities, diversity and inclusion, succession planning, culture, and talent development. The committee’s charter is available on our website at ir.ichorsystems.com.
ESG Materiality Matrix
We conducted a materiality assessment in 2021 to determine which ESG issues are most material to our customers, employees, shareholders, and supply chain partners. In this assessment, we prioritized topics in the categories of environment, human capital, social capital, business model and innovation, and leadership and governance, based on the materiality standards from the Sustainability Accounting Standards Board (“SASB”) and topics covered within the Global Reporting Initiative (“GRI”) standards. The use of the term “material” when referring to ESG topics is intended to denote the most important issues from our ESG materiality assessment, which is a different standard than that for financial disclosures.
The results of our materiality assessment are reflected in the matrix below and continue to guide our priorities. The vertical axis represents the importance of each topic to our stakeholders, and the horizontal axis represents our ability to impact the topic and its impact on us. Using qualitative and quantitative analysis and expertise from an independent third party, we determined that topics with an importance score of 60% or higher by our stakeholders are material to our business and our stakeholders in our 2021 assessment and will guide our focus and inform our multi-year roadmap for future improvement.

We remain committed to driving continued progress for our business, our customers, and our industry as a whole. Across the three pillars of our CSR program – Environmental Sustainability, Social and Ethical Responsibility, and Corporate Governance – we are making continuous improvements to our values-driven initiatives that will benefit our customers, employees, and the communities in which we operate. As a trusted partner to our customers and suppliers, we have implemented practices that promote good environmental stewardship and long-term sustainability, ensure a safe, inclusive, and engaging workplace for our global talent base, and demonstrate the highest standards of business ethics and corporate governance. We encourage you to read more about our CSR program, governance, and 2022 highlights on our website and our 2022 ESG report, which is available on our corporate social responsibility webpage at ichorsystems.com.
Legend to Materiality Matrix:

Environment		Human Capital		Social Capital		Business Model & Innovation		Leadership & Governance

1.	Emissions Reduction and Management	6.	Employee Health, Benefits, and Wellbeing	11.	Community Engagement and Giving	15.	Responsible Supply Chain Management	19.	Regulatory Compliance and Emerging Issues
2.	Energy Consumption and Renewable Sources	7.	Employee Engagement and Development	12.	Data Protection and Cybersecurity	16.	Conflict Minerals and Responsible Sourcing	20.	Business Ethics and Anti-Corruption
3.	Water Management	8.	Diversity and Inclusion	13.	Product Safety and Quality	17.	Risk Management of ESG Issues	21.	Leadership Engagement and Accountability
4.	Waste Treatment, Management, and Recycling	9.	Occupational Health and Safety	14.	Universal Human Rights	18.	Innovation for Responsible Design	22.	Transparency and Reporting
5.	Design for Environment	10.	Responsible Labor Practices

Board Leadership Structure
The following section describes the leadership structure of the Board of Directors, the reasons the Board considers this structure appropriate at this time, the roles of various positions, and related key governance practices. The Board believes that the mix of experienced independent and non-independent directors that currently makes up the Board, the Board committee composition, and the separation of the roles of Chairman and Chief Executive Officer benefit the Company and its shareholders.
Independence
The Board has an effective mix of independent directors and non-independent directors. The Board includes eight independent directors and two non-independent directors, Jeffrey Andreson and Tom Rohrs, who are our current and former Chief Executive Officer, respectively.
Separation of Chairman and Chief Executive Officer
With respect to the roles of Chairman and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. The roles of Chairman and Chief Executive Officer currently are separated. The Board believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chairman, streamlines decision-making, and enhances accountability.
The Board believes that, at this time, separating the roles of Chairman and Chief Executive Officer is the most effective leadership structure because it allows Mr. Andreson to focus on the management of the Company, day-to-day operations and engaging with external stakeholders.
Mr. Rohrs serves as Chairman of the Board. Under our Memorandum and Articles, the chairman is elected by the affirmative vote of a majority of the directors then in office. Mr. Rohrs focuses his attention on the broad strategic issues considered by the Board leveraging his strong public company background to provide strategic guidance and effective oversight of management, engaging with the Chief Executive Officer between Board meetings and providing overall guidance to our Chief Executive Officer. As our former Chief Executive Officer, Mr. Rohrs has valuable experience on the issues, challenges and opportunities we face, positioning him well to develop agendas and ensure that the Board’s time and attention are focused on the most critical matters.
In 2018, the independent directors of the Board designated Iain MacKenzie as Lead Independent Director to liaise between management and the other non-employee directors. The Board encourages at least annual executive sessions amongst non-management, which are presided over by our Lead Independent Director. The Lead Independent Director schedules and chairs meetings of the independent directors. The independent directors (including the Lead Director) hold a closed session at each regularly scheduled Board meeting.
The Board believes that the foregoing structure achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of such objectives. Additionally, the Board will continue to periodically review its leadership structure.
Self-Evaluation
The Nominating and Corporate Governance Committee administers evaluations of the Board as a whole and of the committees of the Board. The chair of the Nominating and Corporate Governance Committee reports the Nominating and Corporate Governance Committee’s conclusions to the Board and makes recommendations to the Chairman regarding changes that the committee deems appropriate for consideration by the Board.

Board Committees and Meetings
The committees established by the Board for 2022 were the Audit Committee, the Human Capital Committee, and the Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees are described below. Members will serve on these committees until their resignation or as otherwise determined by the Board.
During 2022, the Board held 8 meetings, the Audit Committee held 7 meetings, the Human Capital Committee held 7 meetings, and the Nominating and Corporate Governance Committee held 5 meetings. Our directors are expected to attend all or substantially all of the Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2022, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which they were a director and (ii) the total number of meetings held by all committees of the Board on which they served during the periods that they served.
We invite members of the Board to attend our annual shareholder meetings and require that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict. All of our nine then-current directors attended our annual general meeting in 2022.
Audit Committee
The Audit Committee is responsible for, among other matters: (1) oversight of the quality and integrity of our financial statements and financial reporting processes and of our systems of internal accounting and financial controls and disclosure controls; (2) the qualifications and independence of our independent auditors; (3) the performance of our independent auditors; (4) compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and our Board; (5) cybersecurity oversight; (6) review of all related party transactions; and (7) review of ethics hotline submissions.
The Audit Committee currently consists of Laura Black, Marc Haugen, John Kispert, and Sarah O’Dowd. John Kispert is currently chair of the Audit Committee. The Board has determined that Laura Black, Marc Haugen, John Kispert, and Sarah O’Dowd are financially sophisticated under NASDAQ rules and that they qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board has also determined that each of John Kispert and Laura Black qualifies as an “audit committee financial experts,” as such term is defined in Item 407(d) of Regulation S-K. The Board adopted a written charter for the Audit Committee, which is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our website is not part of this Proxy Statement.
Human Capital Committee
The Human Capital Committee is responsible for, among other matters: (1) reviewing and approving all compensation, including incentive compensation and corporate and individual goals and objectives relevant to our chief executive officer, and evaluating our chief executive officer’s performance relative to those goals and objectives; (2) reviewing and approving the base salaries, incentive compensation and equity-based compensation of our other executive officers; (3) approving all significant compensation or incentive plans for executives and directors (including material changes to all such plans); (4) having the sole authority to retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser after taking into account certain factors which address the independence of that consultant, counsel or adviser; (5) annually reviewing and discussing with management the Compensation Discussion and Analysis for our proxy statement; (6) preparing the Human Capital Committee report on executive officer compensation required by the SEC for inclusion in our annual proxy statement or Annual Report on Form 10-K; (7) overseeing engagement with stockholders and proxy advisory firms on executive officer compensation matters; and (8) discharging certain responsibilities of the Board with respect to organization and people matters, including overseeing the appropriate development of the Company’s human capabilities with emphasis on leadership development and succession plans. Pursuant to its charter, the Human Capital Committee may also delegate any of its responsibilities to one or more subcommittees, as it may deem appropriate, to the extent allowed by applicable law and NASDAQ rules.
The Human Capital Committee currently consists of Marc Haugen, Iain MacKenzie, Sarah O’Dowd, Dr. Wendy Arienzo, and Yuval Wasserman. Iain MacKenzie is currently chair of the Human Capital Committee. The Board adopted a written charter for the Human Capital Committee, which is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our website is not part of this Proxy Statement.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying and recommending to our Board the persons to be nominated for election as directors and to each of the committees of our Board; (2) administering annual evaluations of the Board and committees of the Board; and (3) exercising oversight of our corporate social responsibility initiatives, including the impact of environmental and social issues, and to recommend strategies for addressing environment, social, and governance issues that provide long-term sustainable value. The committee’s responsibility for identifying and recommending persons to join the Board follows a principle that composition of the Board should reflect a diversity of thought, backgrounds, skills, experiences, and expertise that are appropriate to our current and future state of affairs. Accordingly, in addition to the aforementioned criteria, the committee ensures that its pool of qualified candidates to be considered for directorship include those who bring gender and ethnic diversity. Pursuant to its charter, the committee may also delegate any of its responsibilities to one or more subcommittees as it may deem appropriate to the extent allowed by applicable law and NASDAQ rules.
The Nominating and Corporate Governance Committee currently consists of Dr. Wendy Arienzo, Laura Black, John Kispert, Yuval Wasserman, and Jorge Titinger. Laura Black is currently chair of the Nominating and Corporate Governance Committee. The Board adopted a written charter for the Nominating and Corporate Governance Committee, which is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our website is not part of this Proxy Statement.
Other Committees
The Board may establish other committees as it deems necessary or appropriate from time to time.
Board Oversight of Risk
Our Board oversees the risk management activities designed and implemented by our management. Our Board executes its oversight responsibility for risk management both directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, business operations, cybersecurity, and capital structure. In addition, our Board receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Board of Directors
Our Board has the ultimate responsibility for, and is actively engaged in, oversight of our risk management. Certain oversight activities are the responsibility of the full Board, while others are delegated to our Board committees.

Audit Committee	Nominating and Corporate Governance Committee	Human Capital Committee
Oversees our overall enterprise risk management program, as well as the specific risks related to accounting and financial reporting, internal controls, external audit, internal audit, strategies, ethical and legal compliance, related party transactions, and cybersecurity.	Oversees risks related to our corporate governance programs and matters, including director independence and qualifications, Board composition, shareholder communications, Board succession, and effectiveness of the Board. This committee also oversees our ESG program, including risk and opportunity oversight.	Oversees risks related to our compensation policies and practices, DEI, employee engagement, organizational talent, and management succession.

Evaluation of Director Nominees
The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual general meetings of shareholders, as specified in our Memorandum and Articles. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to our Board the persons to be nominated for election as directors and to each of the committees of our Board. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including shareholders, as it deems appropriate. The same evaluation process is used for all director candidates, including candidates recommended by shareholders.
The Nominating and Corporate Governance Committee has not identified specific minimum qualifications that must be met or specific qualities or skills that must be possessed for a person to be considered as a candidate for director; however, the Nominating and Corporate Governance Committee and the Board value diversity and believe that the Board should be composed of individuals with knowledge and experience in many substantive areas that impact our business, including a diverse set of viewpoints, backgrounds, skills, experiences, and expertise. In addition to reviewing these factors, the Nominating and Corporate Governance Committee and the Board ensure that the pool of qualified persons to be considered for directorship include those who bring gender and ethnic diversity.
We believe that all of our current board members possess the professional and personal qualifications necessary for board service, and we have highlighted in the individual biographies above the specific experience, attributes, and skills that led to the conclusion that each board member should serve as a director.
Corporate Governance Guidelines
Our Board has established Corporate Governance Guidelines that establish the governance framework within which our Board conducts its business and fulfills its responsibilities. These guidelines and other important governance materials are available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our Board regularly reviews our Corporate Governance Guidelines in light of legal and regulatory requirements, evolving best practices and other developments. Our website is not part of this Proxy Statement.
Human Capital Committee Interlocks and Insider Participation
For 2022, our Human Capital Committee approved all compensation decisions for executive officers and vice presidents. None of our executive officers currently serve or served in 2022 as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Human Capital Committee. No member of our Human Capital Committee has ever been employed by us, nor had a relationship with us requiring disclosure as a related party under Item 404 of Regulation S-K.
Communication between Shareholders and Directors
Interested parties wishing to communicate with the Board or with an individual member or members of the Board may do so by writing to the Board or to the particular member or members of the Board, and mailing the correspondence to Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538. Each communication should set forth (i) the name and address of the shareholder, as it appears in our register, and if our ordinary shares are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of our ordinary shares that are owned of record by the record holder and beneficially by the beneficial owner.
Our secretary, in consultation with appropriate members of the Board and management, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of the Board, or if none is specified, to the Chairman of the Board.
For information about the procedures to submit proposals or director nominations to the Board related to our 2024 Annual General Meeting, see Other Matters – Proposals for the 2024 Annual General Meeting near the end of this Proxy Statement.

Director Independence
In accordance with the NASDAQ rules, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with us that would interfere with the exercise of independent judgment. We monitor the status of our directors and officers through the activities of the Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has materially changed.
Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, our Board has determined that each of Dr. Wendy Arienzo, Laura Black, Marc Haugen, John Kispert, Iain MacKenzie, Sarah O’Dowd, Yuval Wasserman, and Jorge Titinger has no material relationship that would interfere with the exercise of independent judgment and is “independent” within the meaning of the applicable rules of the SEC and as defined in the NASDAQ rules. Laura Black, Marc Haugen, John Kispert, and Sarah O’Dowd also satisfy the requirements for independence imposed upon audit committee members by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Director Compensation
2022 Non-Employee Director Compensation
Our non-employee director compensation is designed to be competitive with industry practices. It is designed to attract and retain highly qualified non-employee directors and to address the time, effort, expertise, and accountability required of active board membership. To align the long-term interests of our directors with those of our shareholders, the majority of non-employee director compensation is in the form of equity.
Decisions regarding our non-employee director compensation program are approved by the Board based on recommendations by the Human Capital Committee. In making such recommendations, the Human Capital Committee takes into consideration the director compensation practices of peer companies and whether such recommendation aligns with the interests of our shareholders. Like compensation for our executive officers, the Human Capital Committee reviews the total compensation of our non-employee directors and each element of our director compensation program annually. The non-employee director compensation policy was last updated in May 2022. Annual Board retainers are prorated based on the appointment date of the director in their first year of service.

2022 Non-Employee Director Compensation Program
Compensation Element	Compensation Amount
Annual Board Cash Retainer
Lead Independent Director All Other Non-Employee Directors	•$85,000 paid in quarterly installments •$60,000 paid in quarterly installments
Annual Board Equity Retainer
Non-Employee Directors	•Restricted share units valued at $150,000, granted effective as of the date of his or her election at the annual meeting, vesting immediately prior to the next year's annual meeting
Initial Equity Awards
Non-Employee Directors	•Restricted share units valued at $150,000, granted effective as of the date of the next Board meeting following appointment, vesting over a three-year period thereafter
Annual Committee Chair Fees
Audit Committee Human Capital Committee Nominating and Corporate Governance Committee	•$20,000 paid in quarterly installments •$15,000 paid in quarterly installments •$10,000 paid in quarterly installments
Annual Committee Member Fees
Audit Committee Human Capital Committee Nominating and Corporate Governance Committee	•$10,000 paid in quarterly installments •$7,500 paid in quarterly installments •$5,000 paid in quarterly installments

2022 Executive Chairman Compensation
In his role as Executive Chairman, Mr. Rohrs remains an employee, though not an executive officer, of Ichor, and therefore his compensation is detailed separately from that of our non-employee directors.
The compensation of our Executive Chairman is designed to be competitive and compensate Mr. Rohrs for the vast industry experience and expertise he brings to the Board. Similar to compensation for our non-employee directors, a large portion of Executive Chairman compensation is in the form of equity to align the interests of our shareholders with the role of Executive Chairman.
Decisions regarding our Executive Chairman’s compensation is approved by the Board based on recommendations by the Human Capital Committee. In making such recommendations, the Human Capital Committee takes into consideration the compensation practices of peer companies and under the advisement of our independent consultant, Aon’s Human Capital Solutions practice, formerly known as Radford (our “Compensation Consultant”). The Executive Chairman does not participate in making recommendations or decisions regarding his compensation.

2022 Executive Chairman Compensation Program
Compensation Element	Compensation Amount
Annual Cash Retainer	•$150,000 paid bi-weekly
Annual Short-Term Cash Incentive	•Target bonus incentive of 100% of the annual cash retainer, calculated consistent with our Short-Term Cash Incentive program
Annual Equity Incentive	•Restricted share units valued at $250,000, granted effective January 7, 2022, vesting in full on the first grant-date anniversary.
Director Compensation Tables

Name	Fees Earned or Paid in Cash	Stock Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
Jeffrey Andreson (1)
Wendy Arienzo	$68,750	$150,004	$—	$—	$218,754
Laura Black	$80,000	$150,004	$—	$—	$230,004
Marc Haugen	$77,500	$150,004	$—	$—	$227,504
John Kispert	$85,000	$150,004	$—	$—	$235,004
Iain MacKenzie	$105,000	$150,004	$—	$—	$255,004
Sarah O'Dowd	$72,500	$150,004	$—	$—	$222,504
Thomas Rohrs	$150,000	$250,028	$112,041	$24,286	$536,355
Jorge Titinger	$30,000	$150,026	$—	$—	$180,026
Yuval Wasserman	$66,250	$150,004	$—	$—	$216,254
(1)Refer to Compensation Matters – Compensation Discussion and Analysis below for a summary of Jeffrey Andreson’s 2022 compensation.

(2)The value of these stock awards was based on the fair value of the awards as of the grant date calculated in accordance with ASC 718. For information regarding the number of unvested RSUs and stock options held by each director as of the end of 2022, see below.

	December 30, 2022
Director	Unvested RSUs Outstanding	Stock Options Outstanding
Jeffrey Andreson	197,975	126,466
Wendy Arienzo	6,017	—
Laura Black	5,635	—
Marc Haugen	5,635	—
John Kispert	5,635	—
Iain MacKenzie	5,635	—
Sarah O'Dowd	6,929	—
Thomas Rohrs	13,429	258,908
Jorge Titinger	4,157	—
Yuval Wasserman	7,210	—
(3)Includes employer-paid health benefit premiums, employer 401(k) matching contributions in the amount of $10,429, and employer-paid group term life insurance premiums. These benefits are not available to our non-employee independent directors.
Share Ownership Guidelines
Our Board maintains share ownership guidelines to align the interests of our directors and executive officers (“Covered Individuals”) with those of our shareholders. The guidelines provide that each Covered Individual own ordinary shares with a value from one to three times his or her annual base salary or retainer within five years of March 26, 2020 or the date on which one becomes a Covered Individual, whichever comes later. Share ownership is defined as ordinary shares owned outright or in a trust established by a Covered Individual, unvested restricted shares, and in-the-money options to purchase ordinary shares. Covered Individuals subject to share ownership guidelines, and their respective ownership guidelines, are set forth below. All Covered Individuals are currently in compliance, or on-track to comply within the five-year period, with our share ownership guidelines.

Covered Individual	Share Ownership Guideline (multiple of base salary or retainer)
Chief Executive Officer	2.0x
Chief Financial Officer	1.0x
Board of Directors	3.0x
Director and Officer Indemnification and Limitation of Liability
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by applicable law.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Compensation Matters

Proposal 2: Advisory Vote on Compensation of Named Executive Officers
As required by Section 14A of the Exchange Act, the Company is seeking an advisory shareholder vote on the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement (commonly known as the “say-on-pay” proposal).
The primary objectives of our executive compensation program have been to: (1) attract, engage, and retain superior talent who contribute to our long-term success; (2) motivate, inspire and reward executive officers whose knowledge, skills and performance are critical to our business; (3) ensure compensation is aligned with our corporate strategies and business objectives; and (4) provide our executive officers with incentives that effectively align their interests with those of our shareholders. The executive compensation program places strong emphasis on long-term sustainable growth and enhanced value for our shareholders through an annual equity grant program that provides executives with the ability to participate in our share price appreciation and to share equally in potential downside if key targets that drive shareholder value are not achieved. By encouraging long-term performance and enhanced shareholder value, our executives are encouraged to operate our business with integrity, focusing on fostering strategic growth while being mindful to mitigate against risk. In addition to emphasizing long-term growth, our compensation program attracts talented executives by offering a competitive base salary and annual cash incentives, which promote retention and encourage our executives to achieve short-term financial goals.
When designing our 2022 executive compensation program, the Human Capital Committee of the Board of Directors considered, among other things, the Company’s growth, financial and non-financial objectives, benchmarking against market practices, the Company’s financial performance, incentives that reward shareholder value creation and any shareholder feedback.
We believe that the Company’s financial performance is facilitated by the “pay for performance” design of our compensation program. Our program motivates our executives to deliver financial results, with the appropriate level of risk-taking, against performance metrics in a manner that ultimately aligns with the realized growth of shareholder equity value.
Additional information regarding the Company’s compensation program applicable to the named executive officers is described in Executive Compensation – Compensation Discussion and Analysis and the related tables and narrative disclosure. For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in the Proxy Statement.”
While the shareholder vote on the resolution is non-binding, the Board of Directors values the opinions that shareholders express in their votes and in any additional dialogue. It will consider the outcome of the vote and those opinions when making future compensation decisions.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Compensation Discussion and Analysis
Compensation Governance and Practices
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives, details the elements of our executive compensation program during 2022, and analyzes how and why the Human Capital Committee (the “Committee”) arrived at the compensation decisions for our named executive officers (“NEOs”) for 2022. Our NEOs for 2022 were:
▪Jeffrey Andreson, Chief Executive Officer and Director
▪Larry Sparks, Chief Financial Officer
▪Phil Barros, Chief Technology Officer
▪Christopher Smith, Chief Commercial Officer
▪Kevin Canty, former Chief Operating Officer (1)
▪Paul Chhabra, former Chief Operating Officer (1)
(1) Although Kevin Canty and Paul Chhabra were not executive officers of the Company as of the end of fiscal year 2022, they are included pursuant to Item 402(a)(3)(iv) of Regulation S-K. Paul Chhabra was hired on April 4, 2022 and resigned on August 29, 2022. Kevin Canty transitioned out of the role of Chief Operating Officer on April 4, 2022.
Our commitment to designing an executive compensation program that is consistent with responsible financial management, balanced with ensuring market-driven rewards that generates retentive value, which is reflected in the following policies and practices:

What We Do	What We Don't Do

▪All members of the Committee are independent directors.	▪No repricing or repurchasing of underwater stock options without shareholder approval.
▪Retention of an independent compensation consultant by the Committee	▪No hedging or pledging of Ichor securities.
▪Balance of compensation elements (short-/long-term, cash/equity, fixed/variable)	▪No excessive perquisites or severance benefits.
▪Align incentive compensation with financial and non-financial organizational goals for sustained success.	▪No “golden parachute” or tax gross-ups.
▪Maintain a clawback policy for all executive officers	▪No single-trigger change-in-control payments or benefits
▪Solicit an annual advisory vote on executive compensation.	▪No guaranteed minimum bonuses or uncapped incentives under our incentive plans.
▪Maintain and enforce share ownership guidelines.	▪No executive pensions plans or supplemental post-retirement benefits.
▪No multi-voting or non-voting shares.

Our executive compensation program has reflected our culture of growth and development, fostered by a philosophy of pay-for-performance. We are committed to a compensation philosophy that is market-competitive and provides for our NEOs and other employees to share in our success. The primary objectives of our executive compensation program reflect this pay-for-performance philosophy, and include:

Pay-for-Performance Philosophy

1.Attract, engage, and retain superior and diverse talent who contribute to our long-term success.
2.Motivate, inspire and reward executive officers whose knowledge, skills and performance are critical to our business.
3.Ensure compensation is aligned with our corporate strategies and business objectives.
4.Provide our executive officers with incentives that effectively align their interests with those of our shareholders.

Peer Group
Our peer group for 2022 is comprised of 16 publicly-traded, industry specific companies. These companies were selected based on industry comparability, primarily semiconductor-related companies, annual revenues, market capitalization, and to a lesser extent, number of employees. The target ranges for the annual revenue and market capitalization criteria were 0.5-2.5x and 0.3-3.0x, respectively, of our annualized revenue and market capitalization.
The Committee, in consultation with its Compensation Consultant (as defined above), updates our peer group annually. In connection with this annual update, Daktronics (DAKT), MTS Systems (MTSC), and Synaptics (SYNA) were removed as peer companies for 2022.

2022 Peer Group

▪3D Systems (DDD)	▪Kulicke and Soffa Industries (KLIC)	▪SMART Global (SGH)
▪Advanced Energy Industries (AEIS)	▪MACOM Technology Solutions (MTSI)	▪Ultra Clean (UCTT)
▪Alpha and Omega Semiconductor (AOSL)	▪NeoPhotonics (NPTN)	▪Veeco Instruments (VECO)
▪Axcelis Technologies (ACLS)	▪Onto Innovation (ONTO)	▪Xperi (XPER)
▪Cohu (COHU)	▪OSI Systems (OSIS)
▪FormFactor (FORM)	▪Photronics (PLAB)

Compensation Decisions
The Committee evaluates our philosophy and compensation plans and arrangements as circumstances require. At a minimum, we evaluate and review our executive compensation, programs, objectives and philosophy on an annual basis and at the time of promotion or other change in level of responsibilities, as well as when competitive circumstances or business needs may require. Accordingly, the compensation paid to our NEOs for 2022 may not necessarily be indicative of how we may compensate our NEOs in future years.
The Committee engages an independent advisor, Aon’s Human Capital Solutions practice, formerly known as Radford (our “Compensation Consultant”), and our senior management to assess the objectives of our executive compensation plan and ensure it continues to meet our business needs. This includes reviewing and assessing a peer group to serve as a market reference for establishing and evaluating compensation. The Committee considered the independence factors under the NASDAQ listing standards and SEC rules and determined that, after review and consultation with our Compensation Consultant and management, our Compensation Consultant was independent and that retention did not raise a conflict of interest.
The Committee retains all authority to determine all matters of executive compensation and benefits. The Committee delegated to our Chief Executive Officer the responsibility of issuing equity grants to non-executive employee hires based on pre-approved annual guidelines.
Risk Oversight
The Committee believes that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on the Company.
Elements of Compensation
For 2022, the compensation components for our NEOs were: (1) base salary, (2) a short-term cash incentive program, (3) a long-term equity incentive program, and (4) other benefits, each of which are described in further detail in the following sections.

Base Salary	Short-Term Cash Incentive	Long-Term Equity Incentive	Other Benefits

Attract and retain highly qualified executive talent.	Motivate and reward the achievement of near-term financial and corporate goals.	Align the interests of our executives with those of our shareholders, driving long-term value.	Provide market-competitive benefits to attract and retain highly qualified executive talent.

Target Mix of Pay
The Committee considers all elements of compensation, as detailed in the following sections, to design and maintain a mix of pay that is both market-competitive and that drives business success and shareholder value by leveraging our philosophy of pay-for-performance. While there is no specific formula for determining the relative mix of pay for each compensation element, business judgement is exercised to balance the incentives of management, including leading the business and talent retention, and the incentives of shareholders, including long-term value creation. Additionally, as detailed above in Compensation Decisions, the Committee examines peer benchmark data in aligning on a competitive mix of pay.
The Committee prioritizes performance and also considers such factors as our executives’ experience, internal pay comparisons, and retention objectives, in addition to the impact of cash expenditures and equity dilution. The Committee believes that this approach best supports its pay-for-performance philosophy, further fostering long-term shareholder value creation. Our emphasis on variable, or at-risk, compensation provides that our NEOs, subject to retention needs, will only receive target or above-target compensation to the extent that our financial and corporate goals are achieved or exceeded.
Our pay-for-performance philosophy includes performance-vesting restricted share units (“PSUs”), which further shifted the mix of pay to performance-based. For NEOs that served in their roles as executive officers for the full duration of 2022, approximately 38% of compensation was performance-based, and approximately 88% and 79% of compensation was considered at-risk for our CEO and other NEOs (calculated as an average), respectively.
The table below outlines the target mix of pay for each of our NEOs during 2022. Base salary is equal to the actual annual base salaries for 2022, as reflected in Base Salary below. Short-term cash incentive is based on the actual target bonus percentages for 2022, assuming a nominal (100%) score, as reflected in Short-Term Cash Incentive below. Long-term equity incentive is based on actual amounts granted in 2022, assuming a nominal (100%) score in the case of performance-vesting RSUs, as reflected in Long-Term Equity Incentive — Awards Granted below.
(1)The base salary presented for Kevin Canty was $370,000, which was the Committee-approved salary in effect for 2022 prior to his transition out of the role of Chief Operating Officer.

Base Salary
Base salaries are set to provide market-competitive, fixed compensation, allowing us to attract and retain the key executive talent, with the goal being to reward executive officers on a day-to-day basis for their leadership, contributions, and performance.
For 2022, the Committee decided to increase the base salary of our Chief Commercial Officer by 6%, reflecting his full transition to Chief Commercial Officer, while the base salary of our other non-CEO NEOs was increased by 3%, which was consistent with the merit increase for the Company at-large, peers, and market trends. The base salary for our CEO was increased by 7%, which was consistent with peers and market trends.
The annual base salaries for our NEOs during 2022 and 2021 were as follows:

Named Executive Officer	2022	2021	% Increase
Jeffrey Andreson	$640,000	$600,000	7%
Larry Sparks	$441,000	$427,500	3%
Phil Barros	$437,000	$424,400	3%
Christopher Smith	$380,000	$360,000	6%
Kevin Canty (1)	$370,000	$360,000	3%
Paul Chhabra	$425,000	—	—
(1)Kevin Canty’s salary was reduced in the second-half of 2022 due to his transition out of the role of Chief Operating Officer, which is reflected in the Summary Compensation Table.
Short-Term Cash Incentive
Our Short-Term Cash Incentive Plan (“STI Plan”) pays performance-based cash incentives to align the compensation of our executive officers with our short-term operational and performance goals, including financial and strategic initiatives, and provide near-term rewards for our executive officers to meet these goals. Our STI Plan provides for an annual incentive payment based on consolidated fiscal year financial performance, including revenue growth relative to the wafer fabrication equipment (“WFE”) industry and non-GAAP gross and operating margins, as well as a corporate goal component based on our performance to organization-wide objectives. These incentives are based on the attainment of pre-established financial and corporate goals, which are intended to motivate executives to work effectively in collaboration to achieve the Company’s objectives and reward executives when objectives are achieved.
The STI Plan covers all executive officers, as well as a wider group of employees, generally down to the role of director, which aligns the incentives of management vertically and horizontally throughout the organization. Structurally, the STI Plan is the same for all participants.
The year-end results of our financial and corporate goals are reviewed and calibrated by the CEO, who makes a recommendation for approval by the Committee. Payments are made within 60 days following the end of our fiscal year. The metrics for each component are:

70% Financial Performance Component	30% Corporate Goals Component

▪Revenue vs. WFE Industry Growth ▪Non-GAAP Gross Margin ▪Non-GAAP Operating Margin	▪Revenue Outperformance ▪Profitable Growth ▪Manufacturing & Technology Leadership ▪Organizational Effectiveness

The annual target bonus percentages set by the Committee, multiplied by base salary, provide the total annual target bonus opportunities for each STI Plan participant. For 2022, these annual target bonuses percentages were:

Named Executive Officer	2022	2021	% Point Increase
Jeffrey Andreson	100%	100%	0
Larry Sparks	75%	70%	5
Phil Barros	70%	60%	10
Christopher Smith	70%	60%	10
Kevin Canty	60%	60%	0
Paul Chhabra	75%	—	—
As noted above, the STI Plan is comprised of two components: 70% financial performance and 30% corporate goals, each of which is described in further detail in the following sections. The following represents the formula for calculating the total STI Plan score, which is used to calculate the total bonus for each STI Plan participant:

Financial Performance Component				Corporate Goals Component

Component Weight	x	Company Score	+	Component Weight	x	Company Score	x	Individual Score	=	Total Score

Based on the above formula, the following table presents the total STI Plan score for each NEO for 2022. The financial performance and corporate goal scores are detailed individually in the following sections.

	Financial Performance Component		Corporate Goals Component
Named Executive Officer	Weight	Company Score	Weight	Company Score	Individual Score	Total Score
Jeffrey Andreson	70%	66%	30%	92%	104%	75%
Larry Sparks	70%	66%	30%	92%	115%	78%
Phil Barros	70%	66%	30%	92%	91%	71%
Christopher Smith	70%	66%	30%	92%	108%	76%
Kevin Canty	70%	66%	30%	92%	88%	70%
Paul Chhabra	—	—	—	—	—	—
The following formula is used to determine the total dollar amount paid out for each STI Plan participant. Base salary is equal to the base salary in effect as of December 30, 2022, except in the case of Mr. Canty. With Respect to Mr. Canty, the base salary used was the total base salary earned in 2022, as reflected in the Summary Compensation Table.

Base Salary	x	Target Bonus Percentage	x	Total Score	=	Total Payout

Accordingly, payouts to our NEOs under the STI Plan for 2022 are reflected in the following table.

Named Executive Officer	Payout
Jeffrey Andreson	$478,042
Larry Sparks	$257,092
Phil Barros	$217,513
Christopher Smith	$201,623
Kevin Canty	$132,000
Paul Chhabra	—

Financial Performance Component
The financial performance component of the STI Plan comprises 70% of the plan. The Committee sets a floor (minimum), target, and ceiling (maximum) for each financial metric, which correspond to a 50%, 100%, and 200% score, respectively. The metrics for non-GAAP gross margin and non-GAAP operating margin scale with general linearity with the actual revenue achieved by the Company for a particular year relative to the baseline established by the Committee at the beginning of such year. For example, the target metric for non-GAAP gross margin will increase as our consolidated revenue increases over the STI Plan baseline established by the Committee. The financial component metrics are set by the Committee during the first quarter of the applicable fiscal year.
The following are the three financial performance metrics, which are based on consolidated, company-wide results:
▪30% – Revenue Growth: As a constituent of the wafer fabrication equipment (“WFE”) industry, this metric is based on our consolidated revenue growth relative to WFE industry growth. For 2022, the Board concluded that, based on various industry and market data, the WFE industry grew 7.3% in 2022. The floor, target, and ceiling metrics, corresponding to a 50%, 100%, and 200% score, respectively, are:
◦Floor (50% score): Consolidated year-over-year revenue growth equal to WFE industry growth.
◦Target (100% score): Consolidated year-over-year revenue growth at least 8 percentage points higher than WFE industry growth.
◦Ceiling (200% score): Consolidated year-over-year revenue growth at least 15 percentage points higher than WFE industry growth.
▪20% – Non-GAAP Gross Margin: Calculated in accordance with our quarterly and annual, publicly disclosed Non-GAAP gross margin filed with the SEC on Form 8‑K. See Appendix A –Non-GAAP Reconciliations.
▪20% – Non-GAAP Operating Margin: Calculated in accordance with our quarterly and annual, publicly disclosed Non-GAAP operating margin filed with the SEC on Form 8‑K. See Appendix A –Non-GAAP Reconciliations.
The following table presents (i) the relative weight of each financial performance metric, (ii) the floor, target, and ceiling for each financial performance metric, (iii) the actual consolidated result achieved for each metric, and (iv) the corresponding score for each metric, as well as the total, weighted-average score for the financial performance component as a whole. Note that, as described above, the floor, target, and ceiling shown below for Non-GAAP Gross Margin and Non-GAAP Operating Margin reflect scaling based our actual consolidated revenue achievement of $1.3 billion for 2022.

	Financial Performance Target
Financial Performance Metric	Weight	Floor (50% Score)	Target (100% Score)	Ceiling (200% Score)	Actual Result	Financial Performance Score (1)
Revenue Growth (2)	30%	7.3%	15.3%	22.3%	16.7%	120%
Non-GAAP Gross Margin	20%	17.0%	17.6%	18.1%	17.0%	50%
Non-GAAP Operating Margin	20%	10.2%	10.8%	11.1%	9.8%	0%
Total	70%					66%
(1)Represents the weighted average score of each metric using its respective weight, as shown in the table above. It is calculated by dividing the sum of the product of each financial performance metric score and its respective weight by the total financial performance component weight. [(120% × 30%) + (50% × 20%) + (0% × 20%)] ÷ 70% = 66%.
(2)The target (100% score) for Revenue Growth was set at 15.3%, which was based on 2022 WFE industry growth of approximately 7.3% plus a growth premium of 8 percentage points (2021 was a premium of 3 percentage points), resulting in a target lower than our actual revenue growth for 2021 of 20%. Due to the volatility within the WFE industry, the target will fluctuate and may, at times, result in an amount lower than actual amounts achieved in previous years.

Corporate Goals Component
The corporate goals component of STI Plan comprises 30% of the plan and is aligned to our strategic objectives, which are split equally across four categories. Each year, our executive team defines specific goals and scales for stretch performance across each of the four categories. The goals are cascaded down the organization to align individual performance with strategic organization-wide objectives. Annually, Company-wide performance to these categories is scored and approved by the Committee. This scoring funds the corporate goal component plan pool, which is allocated to executives based on individual scores. We establish a target of 100% for the corporate goal component, up to a maximum of 200% based on Company-wide performance.
The four categories that are scored under the corporate goal component are:
▪7.5% – Revenue Outperformance: Revenue gains driven by new products and services.
▪7.5% – Profitable Growth: Incremental profitability on revenue growth through operational efficiencies and executional excellence.
▪7.5% – Manufacturing & Technology Leadership: Manufacturing and new product technology roadmaps and innovations that are disruptive and provide a competitive advantage.
▪7.5% – Organizational Effectiveness: Management, leadership, and organizational structure that delivers best-of-class operational performance and a competitive business advantage.
The Committee considered the scoring recommendations and made its own determination regarding these achievement levels. For 2022, the Committee scored the corporate goal component at 92% on a company-wide basis, establishing the total budget for the corporate goal component. The corporate goal component budget is then allocated to each participant based on individual goal performance relative to the four categories, which is scored by management and submitted for review and approval by the Committee.
Long-Term Equity Incentive
We issue equity awards under the Ichor Holdings Ltd. 2016 Omnibus Incentive Plan (as amended and restated, the “2016 Plan”), to incentivize and reward our executive officers, including our NEOs, for long-term corporate performance based on the value of our ordinary shares and, thereby, to align the interests of our executive officers with those of our shareholders. For 2022, these equity awards took the form of restricted share units (“RSUs”), which vest based on a time/service requirement, and PSUs, which vest based on the achievement of certain performance criteria over a three-year period, as detailed below. RSUs and PSUs were awarded because their value is directly impacted by all stock price changes and therefore tied directly to shareholder value.
Award-Setting Process
The size of equity awards to each of our NEOs reflects the relative market-rate for an executive officer, taking into account, among other factors, an officer’s role and responsibilities, the competitive market for executive officers, and the size, value, and vesting status of existing equity awards at the time each equity award grant is issued. The market for executive officers is competitive, therefore our Board relies on several factors to assess the competitiveness of the market including input from its Compensation Consultant, which includes peer group benchmarking, along with our directors’ own experiences in recruiting and retaining qualified executive officers.
The outcome of the award-setting process results in a gross dollar value, or target value, for each of RSUs and PSUs, approved by the Committee to be granted to each NEO. To determine the total quantity of RSUs and PSUs to be granted, the target value granted to each NEO is divided by the closing price of our ordinary shares on the effective grant date.

Awards Granted
The following table represents the target value of equity awards to our NEOs during 2022. Time-vesting RSUs vest 25% on the first grant-date anniversary, with the remainder vesting in equal quarterly installments over the following three years.

	RSUs		PSUs
Named Executive Officer	Target Value	Shares Granted (1)	Target Value	Target Shares Granted (1)	Total Equity Award Grant
Jeffrey Andreson	$2,640,000	99,174	$1,360,000	51,090	$4,000,000
Larry Sparks	$825,000	30,992	$425,000	15,966	$1,250,000
Phil Barros	$825,000	30,992	$425,000	15,966	$1,250,000
Christopher Smith	$660,000	24,794	$340,000	12,773	$1,000,000
Kevin Canty	$818,400	30,744	$421,600	15,838	$1,240,000
Paul Chhabra	$1,800,000	63,695	—	—	$1,800,000
(1)The number of shares granted was based on the target value divided by the closing price of our shares ($26.62) on the grant date, May 24, 2022, for all of our NEOs excluding Paul Chhabra. The number of shares granted granted to Paul Chhabra was based the closing price of our shares ($28.26) on the grant date, May 13, 2022.
Performance Share Units
Similar to 2021, our NEOs were granted PSUs in 2022, further shifting the mix of pay to performance-based. In addition, the mix of PSUs to total equity award grant value was increased from 20-26% in 2021 to 34% in 2022. The PSUs are earned based on performance measured with respect to three distinct components, each measured individually: (1) a relative total shareholder return (“TSR”), comprising 60% of total PSU value granted; (2) the qualification of new products by our customers, comprising 20% of total PSU value granted; and (3) non-GAAP gross margin targets aligned to achieving our long-term business model, comprising the remaining 20% of total PSU value granted. The PSUs granted to our Chief Technology Officer, Phil Barros, consist of a 60% TSR component and a 40% new product qualification component.
Each component is scored over three years from the date of grant on three measurement dates. For PSUs granted in May 2022 (the “2022 PSU Cohort”), these measurement dates correspond to our fiscal years ending in 2022, 2023, and 2024. Structurally, they are similar to PSUs granted in May 2021 (the “2021 PSU Cohort”). At each measurement date, one-third of PSUs are earned and banked, depending on performance achieved. PSUs do not fully vest until after the third measurement date. While the maximum performance, or ceiling, that can be achieved in year three is increased to 200%, compared to 100% in years one and two, the total shares that may ultimately vest are capped at target (100%). The multi-year structure reflects the cyclical nature of the markets in which we operate, providing our NEOs the opportunity to achieve and lock in performance each year, while also incentivizing long-term performance via a three-year vesting structure, including the opportunity to make up for any potential underperformance of years one and two in year three.

60% Total Shareholder Return	20% New Product Qualification	20% Non-GAAP Gross Margin

Align the interests of our executives with those of our shareholders, driving long-term value.	Drive long-term, accretive success through continued new product development.	Motivate near-term financial performance.

The TSR component is scored by measuring the performance of our shares relative to the Russell 2000 semiconductor index. The following table details the TSR scoring at each measurement date. The scores are interpolated on a linear basis between the floor, target, and ceiling thresholds.

Measurement Year	Floor (25th Percentile)	Target (50th Percentile)	Ceiling (75th Percentile)
Year 1 (1-year measurement period)	50%	100%	100%
Year 2 (2-year measurement period)	50%	100%	100%
Year 3 (3-year measurement period) (1)	50%	100%	200%
(1)As noted above in the section entitled, Performance Share Units, although the maximum performance (ceiling) that can be achieved in year 3 is 200%, the total amount that may be earned and vested over the three year term is capped at target (100%).
The new product qualification component incentivizes the development and commercialization of new product platforms, driving accretive business and long-term value. A product platform is considered qualified after it has been tested and accepted by a customer for use and integration into their products. The scoring for this component is based on the number of distinct product platforms qualified by our customers.
The non-GAAP gross margin component is scored pursuant to the financial performance component of our STI Plan, with the maximum score for years one and two capped at 100%, increasing to 200% for year three.
The following details the scoring of each PSU component:

	Performance-Vesting Criteria
	Total Shareholder Return	New Product Qualification	Non-GAAP Gross Margin
2021 PSU Cohort
Year 1 Score (FY 2021)	63%	0%	100%
Year 2 Score (FY 2022)	50%	0%	50%
Year 3 Score (FY 2023)	—	—	—
2022 PSU Cohort
Year 1 Score (FY 2022)	90%	0%	50%
Year 2 Score (FY 2023)	—	—	—
Year 3 Score (FY 2024)	—	—	—
Based on the scores detailed above, our NEOs earned and banked the following amount of PSU shares, across both the 2021 and 2022 cohorts, for 2022:

	Performance-Vesting Shares Earned
	Total Shareholder Return	New Product Qualification	Non-GAAP Gross Margin	Total Shares Earned
Jeffrey Andreson	10,168	0	2,027	12,195
Larry Sparks	3,214	0	646	3,860
Phil Barros	3,214	0	—	3,214
Christopher Smith	2,543	0	507	3,050
Kevin Canty	3,190	0	642	3,832
Paul Chhabra	—	—	—	—

Other Benefits
We believe that our executives should not operate under different standards than our other employees. Accordingly, our healthcare, insurance, and other welfare and employee benefit programs are the same for all eligible employees, including our executives. We do not provide perquisites to our NEOs. Our benefits are designed to be market-competitive and to attract and retain a skilled workforce in a competitive labor market. Moreover, we believe all employees should have equal access to affordable healthcare, which is why we offer a non-cost option for employees and their eligible dependents.
All U.S. employees, including executive officers, are eligible to participate in our retirement savings plan, which includes company matching contributions of 50% on employees’ first 8% of contributed compensation. Employees are immediately vested in company matching contributions.
Change of Control, Severance, and Separation Obligations
Select Severance Plan
The Human Capital Committee evaluates and reviews our executive compensation, programs, objectives, and philosophy on an annual basis. In 2019, the Human Capital Committee approved a Select Severance Plan (the “Select Severance Plan”) pursuant to which we provide severance pay and other benefits to eligible participants (the “Participants” and each, a “Participant”) in the event of such employee’s termination under certain circumstances described therein.
Non-Change in Control Termination
The Select Severance Plan provides eligible officers (each an “Officer Participant” and collectively, “Officer Participants”), including our NEOs, with the following benefits in the event of a termination of employment or service by us without “cause,” or solely with respect to our CEO, upon resignation for “good reason” (each as defined in the Select Severance Plan, and each a “Non-Change in Control Termination”):
▪nine‑month salary continuation (or 12 months in the case of the CEO);
▪a pro rata portion (based on the number of days employed during the applicable performance period) of the Officer Participant’s annual STI Plan bonus for the year in which termination occurs, based on actual results and payable at the time the bonus would otherwise be paid;
▪continued health insurance coverage at the active employee rate for a period up to nine months (or 12 months in the case of the CEO).
Change in Control Related Termination
In lieu of the benefits described above, the Select Severance Plan provides Officer Participants with the following benefits if employment is terminated by us without cause or the Officer Participant resigns for “good reason” during (i) the 90-day period prior to our entry into a definitive agreement that results in a “change in control” (as defined in the Select Severance Plan, and such termination, a “Pre-CIC Termination”) or (ii) the period commencing on a change in control and ending 12 months later (such termination, a “Post-CIC Termination”):
▪a lump sum amount in cash equal to the sum of the employee’s base annual salary plus annual STI Plan target bonus (or 2X such sum in the case of the CEO);
▪a pro rata portion (based on the number of days employed during the applicable performance period) of the employee’s annual STI Plan bonus based on actual results and payable at the time the bonus would otherwise be paid;
▪continued health insurance coverage at the active employee rate for a period of up to twelve months (or 24 months in the case of the CEO);
▪full vesting of any unvested stock-based awards and removal of restrictions with respected to restricted share awards; and
▪any stock option, stock appreciation right or similar award shall become fully exercisable.

The severance benefits payable under the Select Severance Plan are subject to: (1) the six month delay to the extent required under Section 409A of the Internal Revenue Code of 1986, as amended; (2) the execution and non-revocation of a general release of claims in favor of us within the time period specified under the Select Severance Plan; (3) the Participant’s compliance with certain restrictive covenants following a termination, including perpetual non-disparagement and confidentiality covenants and a non-solicitation covenant that applies during employment and the term of the applicable severance period; and (4) reduction of payment to avoid any excise tax on “parachute payments,” but only if the executive would benefit from such reduction as compared to paying the excise tax.
Any benefits payable under the Select Severance Plan supersede and are in lieu of any severance benefits and/or payments provided under any other agreements, arrangements or severance plans by and between the executive and us unless a Participant’s employment or similar agreement provides for severance benefits that, in the aggregate, are more favorable to the Participant (in which case, such greater benefits will be paid under this Plan).
Indemnification Agreements
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under applicable law.
Clawback Policy
Our Board maintains a clawback policy that allows it to require recoupment of all incentive compensation, including short-term cash incentives and long-term equity incentives, from an executive officer in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws or in the event that negligent or unethical conduct damages our reputation. The policy applies to financial statements filed in a rolling three-year look-back period. This clawback policy is in addition to any policies or recovery rights that are required under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act. Our Board plans to amend the clawback policy once NASDAQ adopts listing standards requiring listed issuers to adopt and comply with clawback policies and to provide disclosure about their policies, consistent with a final SEC rule adopted in November 2022 to implement Section 954 of the Dodd-Frank Act.
Hedging and Pledging Prohibitions
We have an insider trading policy that, among other things, prohibits all of our employees (including officers) and directors from engaging in hedging or other speculative transactions relating to our ordinary shares. Prohibited transactions include short sales, derivative securities (such as put and call options, or other similar instruments), and other hedging transactions (such as equity swaps, prepaid variable forwards, or similar instruments), or any transactions that are designed to have the effect of decreasing the risks associated with holding our securities.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended places a limit of $1.0 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee retains the right to award compensation that is not deductible, which it believes is in the best interest of shareholders by allowing for flexibility in our approach to executive compensation to effectively attract, motivate, and retain key executives.

Report of the Human Capital Committee
The Human Capital Committee operates under a written charter approved by the Board, which is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com.
The Human Capital Committee has reviewed and discussed the section titled “Compensation Discussion and Analysis” with management for 2022. Based on such review and discussion, the Human Capital Committee has recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022, and this Proxy Statement.
Respectfully submitted by the members of the Human Capital Committee of the Board:
Iain MacKenzie (Chair)
Wendy Arienzo
Marc Haugen
Sarah O’Dowd
Yuval Wasserman
This report of the Human Capital Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Executive Officers and Related Compensation Information
Executive Officers
Jeffrey Andreson See Corporate Governance – Our Board of Directors within this Proxy Statement for Jeff Andreson’s biography.
Larry Sparks, 62, has served as Chief Financial Officer of Ichor since November 2019. Previously, Mr. Sparks served in various financial management, controller, and operational roles at Applied Materials 1994 to 2019. Most recently Mr. Sparks served as vice president finance, silicon worldwide operations, heading the finance organization responsible for supporting worldwide operations activities for the Semiconductor Solutions Group at Applied Materials. Previous roles at Applied Materials included vice president finance and segment CFO of the Inspection Products and Display businesses, as well as earlier corporate and divisional controller positions and as vice president finance of Applied Global Services. From 2006 until 2007, Mr. Sparks left Applied Materials to become vice president finance of FormFactor, Inc., and prior to joining Applied Materials he served in various finance roles at Unisys Corporation from 1985 until 1994. Mr. Sparks earned his B.A. in business economics at the University of California, Santa Barbara, and his M.B.A. at the University of Southern California.
Phil Barros, 42, has served as Chief Technology Officer of Ichor since September 2015. Previously, Mr. Barros served as Senior Vice President of Engineering of Ichor since April 2011, and prior to that time, served as Vice President of Engineering at Ichor since 2009. Prior to serving at Ichor, Mr. Barros served in various management positions at Celerity, Inc. from 2004 to 2009, including vice president of engineering and director of systems engineering, and served in various engineering and management positions at Applied Materials from 2000 to 2004. Mr. Barros holds a B.S. in mechanical engineering from San Jose State.
Bruce Ragsdale, 52, has served as Chief Operating Officer of Ichor since December 2022. Prior to joining Ichor, he served as vice president, supply chain sourcing at Intel Corporation. He previously served as senior vice president, global operations and supply chain at ASM International, where from 2015 until 2022 he was responsible for all aspects of worldwide operations, including engineering, manufacturing, supply chain and logistics. Prior to ASM International, Mr. Ragsdale spent over 20 years at Applied Materials, where he most recently served as vice president, global supply chain management in Singapore, from 2013 to 2015. Mr. Ragsdale earned his bachelor’s degree in electrical engineering from DeVry University and his MBA focused on technology management and product commercialization from the University of Phoenix.
Christopher Smith, 63, has served as Chief Commercial Officer of Ichor since January 2022. Previously, Chris Smith served as our Senior Vice President, Sales and Marketing, from April 2019 to January 2022. Mr. Smith brings extensive experience and a very successful track record in both General Management and Sales and Marketing Management. Prior to joining Ichor in 2019, he spent eight years at Intevac as VP, Business Development, SVP of Sales and Customer Support at Oerlikon Solar, and SVP of Business Operations at Cymer. He also held various management roles at Applied Materials, including VP, Division General Manager (Chemical Mechanical Polishing Product Business Group), and Vice President, General Manager of the multiple Sales Teams including the Intel Strategic Account. Mr. Smith holds a BS in Business Administration from San Jose State University and attended the Stanford Executive Program at Stanford Business School.
Family Relationships
There are no family relationships between any of our executive officers or directors.

Equity Compensation Plans
2016 Plan
The 2016 Plan was adopted by our Board and approved by our shareholders in December 2016. The 2016 Plan provides for grants of stock options, stock appreciation rights, restricted stock, other share-based awards and other cash-based awards to our directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us. The number of shares available for issuance under the 2016 Plan was initially set at 1,888,000 shares in December 2016. The number of shares available for issuance is increased on the first day of each fiscal year, beginning in 2018, in an amount equal to two percent (2%) of our outstanding ordinary shares on the last day of the immediately preceding fiscal year.
In March 2020, our Board approved amendments to the 2016 Plan to prohibit repricing of awards, subject to certain exceptions. Without shareholder approval, the Human Capital Committee is prohibited from (i) lowering the exercise price of a stock option or stock appreciation right after it is granted, except in connection with certain adjustments to our corporate or capital structure, such as stock splits, (ii) taking any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling a stock option or stock appreciation right at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for cash or another award, unless the cancellation and exchange occur in connection with certain adjustments to our corporate or capital structure if and to the extent otherwise allowed under the 2016 Plan.
2017 ESPP
The 2017 Employee Stock Purchase Plan (the “2017 ESPP”) was adopted by our Board and approved by our shareholders in May 2017. The 2017 ESPP grants employees the ability to designate a portion of their base-pay to purchase ordinary shares at a price equal to 85% of the fair market value of our ordinary shares on the first or last day of each 6-month purchase period. Purchase periods begin on January 1 or July 1 and end on June 30 or December 31, or the next business day if such date is not a business day. Shares are purchased on the last day of the purchase period.
The following table sets forth the indicated information as of December 30, 2022, with respect to our equity compensation plans approved by our shareholders. We do not maintain any equity compensation plans that have not been approved by our shareholders.

Plan Description	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
2016 Plan	805,115	$23.35	1,077,700
2017 ESPP	47,704	$18.91	2,278,813
Total	852,819	$23.20	3,356,513

Summary Compensation Table
The following tables present summary information regarding the total compensation paid to, earned by, and awarded to each of our NEOs in 2022, 2021, and 2020, respectively.

Named Executive Officer	Year	Salary	Bonus (1)	Option Awards (2)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Jeffrey Andreson	2022	$629,780	$—	$—	$3,904,080	$478,042	$10,862	$5,022,764
Chief Executive Officer	2021	$581,972	$—	$—	$2,400,046	$655,200	$9,138	$3,646,356
	2020	$527,800	$—	$450,000	$1,050,000	$428,000	$18,700	$2,474,500

Larry Sparks	2022	$437,551	$—	$—	$1,220,036	$257,092	$10,250	$1,924,929
Chief Financial Officer	2021	$424,281	$—	$—	$874,990	$336,656	$9,750	$1,645,677
	2020	$412,200	$200,000	$102,000	$238,000	$271,000	$30,700	$1,253,900

Phil Barros	2022	$433,781	$—	$—	$1,220,036	$217,513	$4,987	$1,876,317
Chief Technology Officer	2021	$421,206	$—	$—	$849,976	$278,067	$3,255	$1,552,504
	2020	$408,700	$—	$255,000	$595,000	$230,000	$32,500	$1,521,200

Christopher Smith	2022	$374,890	$—	$—	$976,042	$201,623	$9,252	$1,561,807
Chief Commercial Officer	2021	$357,425	$—	$—	$475,017	$237,168	$8,546	$1,078,156

Kevin Canty	2022	$316,936	$—	$—	$1,210,271	$132,000	$10,250	$1,669,457
	2021	$357,425	$—	$—	$849,976	$230,688	$9,750	$1,447,839

Paul Chhabra (5)	2022	$164,629	$—	$—	$1,800,021	$—	$3,678	$1,968,328
(1)Represents Larry Sparks’ sign on bonus that was earned and paid during the first quarter of 2020.
(2)The value of these stock options and stock awards was based on the fair value of the awards as of the grant date calculated in accordance with ASC 718, excluding any estimate of future forfeitures. As PSUs cannot vest in an amount over target, or 100%, the amounts within the column entitled Stock Awards include the maximum value of PSUs at the highest performance achievement, as detailed in Compensation Discussion & Analysis – Elements of Compensation – Long-Term Equity Incentive.
(3)Represents the actual amount earned by each of our NEOs under our short-term cash incentive plan. See Compensation Discussion & Analysis – Elements of Compensation – Short-Term Cash Incentive for additional information.
(4)Amounts for 2022 & 2021 represent employer 401(k) matching contributions. Amounts for 2020 represent employer 401(k) matching contributions, healthcare premiums, and group term life insurance premiums paid by us. For all years presented, executive officers were offered and participated in the same benefit plans offered to all employees.
(5)Paul Chhabra was hired on April 4, 2022 and resigned on August 29, 2022.

Grants of Plan-Based Awards
The following table shows all RSUs and PSUs granted to each of our NEOs granted during 2022. We did not grant any stock options during 2022. The unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards table on the following page.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards (#)(3)	Grant Date Fair Value of Stock Awards ($) (4)
Jeffrey Andreson	-	STI	$-	$640,000	$1,280,000	-	-	-	-	-
Chief Executive Officer	5/24/2022	PSU	-	-	-	0	51,090	51,090	-	$1,264,068
	5/24/2022	RSU	-	-	-	-	-	-	99,174	$2,640,012

Larry Sparks	-	STI	$-	$330,750	$661,500	-	-	-	-	-
Chief Financial Officer	5/24/2022	PSU	-	-	-	0	15,966	15,966	-	$395,029
	5/24/2022	RSU	-	-	-	-	-	-	30,992	$825,007

Phil Barros	-	STI	$-	$305,900	$611,800	-	-	-	-	-
Chief Technology Officer	5/24/2022	PSU	-	-	-	0	15,966	15,966	-	$395,029
	5/24/2022	RSU	-	-	-	-	-	-	30,992	$825,007

Christopher Smith	-	STI	$-	$266,000	$532,000	-	-	-	-	-
Chief Commercial Officer	5/24/2022	PSU	-	-	-	0	12,773	12,773	-	$316,026
	5/24/2022	RSU	-	-	-	-	-	-	24,794	$660,016

Kevin Canty	-	STI	$-	$222,000	$444,000	-	-	-	-	-
	5/24/2022	PSU	-	-	-	0	15,838	15,838	-	$391,866
	5/24/2022	RSU	-	-	-	-	-	-	30,744	$818,405

Paul Chhabra	-	STI	$-	$318,750	$637,500	-	-	-	-	-
	5/13/2022	RSU	-	-	-	-	-	-	63,695	$1,800,021
(1)Amounts shown are estimated payouts for 2022 under our STI Plan. The target bonus amount equals a specified percentage of each NEO’s base salary as of December 30, 2022, as described in Compensation Discussion & Analysis – Elements of Compensation – Short-Term Cash Incentive. The maximum amount shown is 2.0 times the target bonus amount for each of the NEOs. Actual bonuses received by these NEOs for 2022 are reported above in the Summary Compensation table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)Reflects the PSUs that vest upon the achievement of certain performance goals during the three-year period 2022-2024. These awards are described in more detail above under Compensation Discussion & Analysis – Elements of Compensation – Long-Term Equity Incentive.
(3)Reflects RSUs that vest in 25% on the first grant-date anniversary and in equal quarterly installments over the following three years. These awards are described in more detail above under Compensation Discussion & Analysis – Elements of Compensation – Long-Term Equity Incentive.
(4)The value of these PSUs and RSUs was based on the fair value of the awards as of the grant date calculated in accordance with ASC 718.

Outstanding Equity Awards
The following table sets forth information regarding outstanding equity awards for each of our NEOs as of December 30, 2022.

	Option Awards (1)					Stock Awards (2)(3)
Name	Grant Date	Number of Securities Underlying Options Exercisable	Number of Options Underlying Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Jeffrey Andreson	1/6/2020	19,645	8,926	$32.57	1/6/2027	-	-
Chief Executive Officer	5/14/2019	29,484	4,211	$22.56	5/14/2026	-	-
	2/15/2018	10,200	0	$24.89	2/15/2025	-	-
	12/6/2017	54,000	0	$24.05	12/6/2024	-	-
	5/24/2022	-	-	-	-	150,264	$4,030,080
	5/11/2021	-	-	-	-	32,787	$879,347
	1/6/2020	-	-	-	-	10,073	$270,158
	5/14/2019	-	-	-	-	4,851	$130,104

Larry Sparks	5/12/2020	5,629	3,374	$21.76	5/12/2027	-	-
Chief Financial Officer	11/12/2019	20,687	6,891	$31.21	11/12/2026	-	-
	5/24/2022	-	-	-	-	46,958	$1,259,414
	5/11/2021	-	-	-	-	11,900	$319,158
	5/12/2020	-	-	-	-	4,099	$109,935
	11/12/2019	-	-	-	-	7,846	$210,430

Phil Barros	5/12/2020	8,442	8,358	$21.76	5/12/2027	-	-
Chief Technology Officer	5/14/2019	8,592	2,865	$22.56	5/14/2026	-	-
	2/15/2018	7,617	0	$24.89	2/15/2025	-	-
	5/24/2022	-	-	-	-	46,958	$1,259,414
	5/11/2021	-	-	-	-	11,595	$310,978
	5/12/2020	-	-	-	-	10,254	$275,012
	5/14/2019	-	-	-	-	3,293	$88,318

Christopher Smith	5/12/2020	7,031	4,222	$21.76	5/12/2027	-	-
Chief Commercial Officer	5/14/2019	10,024	2,863	$22.56	5/14/2026	-	-
	5/24/2022	-	-	-	-	37,567	$1,007,547
	5/11/2021	-	-	-	-	6,679	$179,131
	5/12/2020	-	-	-	-	5,124	$137,426
	5/14/2019	-	-	-	-	3,293	$88,318

Kevin Canty	5/12/2020	8,069	8,438	$21.76	5/12/2027	-	-
	5/14/2019	20,049	2,865	$22.56	5/14/2026	-	-
	2/15/2018	17,500	0	$24.89	2/15/2025	-	-
	8/15/2017	5,000	0	$19.77	8/15/2024	-	-
	5/24/2022	-	-	-	-	46,582	$1,249,329
	5/11/2021	-	-	-	-	11,595	$310,978
	5/12/2020	-	-	-	-	10,254	$275,012
	5/14/2019	-	-	-	-	3,293	$88,318

Paul Chhabra	-	-	-	-	-	-	-
(1)Stock option grants vest 25% on the first anniversary of their respective grant date, and the remainder vest ratably on a quarterly basis over a three year period thereafter.
(2)Includes both RSUs and PSUs (at target), as the full performance measurement period is still in process for all PSU cohorts and vesting at target is still achievable. The market value is based on the closing price of our ordinary shares on the last trading day of 2022, which was $26.82.
(3)RSU stock awards vest 25% on the first anniversary of their respective grant date, and the remainder vest ratably on a quarterly basis over a three year period thereafter. For vesting of PSUs, refer to the section above entitled, Elements of Compensation — Long-Term Equity Incentive — Performance Share Units.

Option Exercises and Stock Vested
The following table shows all RSUs vested and stock options exercised, including in each case value realized upon vesting and exercise, respectively, by the named executive officers during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Jeffrey Andreson	—	$—	31,892	$964,719
Larry Sparks	—	$—	15,688	$484,545
Phil Barros	—	$—	19,503	$621,531
Christopher Smith	—	$—	12,566	$399,169
Kevin Canty	23,800	$297,248	18,926	$598,359
Paul Chhabra	—	$—	—	$—
(1)The value realized equals the sale price of options exercised, less the exercise price, multiplied by the number of options exercised.
(2)The value realized equals the market price of Ichor’s ordinary shares as of the vest date, multiplied by the number of shares that vested.

Potential Payments Made Upon Termination or Change in Control
The following table describes the potential payments and benefits our NEOs would be entitled to under our Select Severance Plan assuming their employment terminated on December 30, 2022, due to a triggering event, as defined in the Select Severance Plan. See Compensation Discussion & Analysis – Change of Control, Severance, and Separation Obligations – Select Severance Plan for additional information. Paul Chhabra was excluded from the table below as, in connection with his resignation in 2022, he was not entitled to, and did not receive payment for, any amounts under our Select Severance Plan.

Name	Benefit	Payment in the Case of a Non-Change in Control Termination (1)	Payment in the Case of a Change in Control Related Termination (1)	Long-Term Disability (2)	Death (3)
Jeffrey Andreson	Base salary	$640,000	$1,280,000	$120,000	$300,000
Chief Executive Officer	Cash bonus	$640,000	$1,280,000	$-	$-
	Health benefits	$15,238	$30,476	$-	$-
	RSUs & PSUs	$-	$5,309,690	$-	$-
	Stock options	$-	$17,939	$-	$-

Larry Sparks	Base salary	$330,750	$441,000	$84,000	$300,000
Chief Financial Officer	Cash bonus	$330,750	$330,750	$-	$-
	Health benefits	$11,440	$15,253	$-	$-
	RSUs & PSUs	$-	$1,898,936	$-	$-
	Stock options	$-	$17,072	$-	$-

Phil Barros	Base salary	$327,750	$437,000	$84,000	$300,000
Chief Technology Officer	Cash bonus	$305,900	$305,900	$-	$-
	Health benefits	$11,457	$15,276	$-	$-
	RSUs & PSUs	$-	$1,933,722	$-	$-
	Stock options	$-	$54,496	$-	$-

Christopher Smith	Base salary	$285,000	$380,000	$120,000	$300,000
Chief Commercial Officer	Cash bonus	$266,000	$266,000	$-	$-
	Health benefits	$8,333	$11,111	$-	$-
	RSUs & PSUs	$-	$1,412,422	$-	$-
	Stock options	$-	$33,560	$-	$-

Kevin Canty	Base salary	$138,750	$185,000	$84,000	$300,000
	Cash bonus	$111,000	$111,000	$-	$-
	Health benefits	$12,722	$16,963	$-	$-
	RSUs & PSUs	$-	$1,923,638	$-	$-
	Stock options	$-	$54,901	$-	$-
(1)See Compensation Discussion & Analysis – Change of Control, Severance, and Separation Benefits – Select Severance Plan for details.
(2)Represents annual payments under any long-term disability insurance policy carried by the Company with respect to the Executive.
(3)Represents the proceeds of any life insurance policy carried by the Company with respect to the Executive.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median-compensated employee’s annual total compensation to the annual total compensation of our CEO. For the year ended December 30, 2022:
•the median-compensated employee was identified to be a Machine Operator 2 in the United States and total compensation was reasonably estimated to be $50,909;
•the annual total compensation of Jeffrey Andreson was $5,022,764; and
•based on this information, the ratio of our median-compensated employee’s annual total compensation to the annual total compensation of our CEO was 99 to 1.
We identified the median-compensated employee by examining the base pay, including overtime, for all individuals that were employed as of November 1, 2022, exclusive of our CEO. Included in this were employees outside the U.S., including Singapore, Malaysia, Korea, Mexico, and the United Kingdom.
Once identified, we added all compensation elements together for the median-compensated employee in the same manner used to calculate the annual total compensation of our NEOs in the Summary Compensation Table. To calculate the ratio, we divided Jeffrey Andreson’s annual total compensation by the median-compensated employee’s annual total compensation.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to Compensation Matters – Compensation Discussion and Analysis. Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. Total shareholder return (“TSR”) has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

					Value of Fixed $100 Investment Based On:
Year	SCT Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average SCT Total for non-CEO NEOs (3)	Average Compensation Actually Paid to non-CEO NEOs (2)(3)(4)	Company TSR (5)	Index TSR (5)	U.S. GAAP Net Income	Non-GAAP Operating Margin (6)
2022	$5,022,764	3,335,107	$1,800,168	$699,947	$79	$136	$70,899	9.8%
2021	$3,646,356	5,159,918	$1,431,549	$2,498,562	$136	$212	$33,279	10.7%
2020	$2,474,500	1,831,168	$1,387,550	$1,288,852	$90	$148	$10,729	8.3%
(1)Jeffrey Andreson was our CEO for 2022, 2021, and 2020.
(2)For a detailed calculation of the amounts in these columns, refer to Compensation Actually Paid below.
(3)For 2022, non-CEO NEOs were Larry Sparks, Phil Barros, Christopher Smith, Kevin Canty, and Paul Chhabra. For 2021, non-CEO NEOs were Larry Sparks, Phil Barros, Kevin Canty, and Christopher Smith. For 2020, non-CEO NEOs were Larry Sparks and Phil Barros.
(4)The inclusion of Paul Chhabra for 2022 reduced the average compensation actually paid to our non-CEO NEOs, as his compensation actually paid includes only five months of base salary and no compensation related to our STI Plan or equity awards.
(5)The TSR is determined based on the value of an initial $100 investment, on the last trading day of fiscal year 2019, in Ichor Holdings, Ltd. and the PHLX Semiconductor Sector Index.
(6)For a reconciliation between non-GAAP operating income, including non-GAAP operating margin, and the most comparable GAAP measure, operating income, refer to Appendix A - Non-GAAP Reconciliations.

Compensation Actually Paid
Compensation actually paid, as reflected in the Pay Versus Performance table above, to our CEO and average of non-CEO NEOs was calculated as follows:

	2022		2021		2020
Name	CEO	Average of non-CEO NEOs	CEO	Average of non-CEO NEOs	CEO	Average of non-CEO NEOs
Summary compensation table total	$5,022,764	$1,800,168	$3,646,356	$1,431,549	$2,474,500	$1,387,550
Deduct: Amounts reported under the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year	(3,904,080)	(1,285,281)	(2,400,046)	(762,490)	(1,500,000)	(595,000)
Add: Awards granted during the current applicable year that remain unvested as of the current applicable year end (1)	4,048,166	959,427	2,207,817	701,866	1,367,392	853,076
Add/(deduct): Change in fair value of awards granted in prior years that were outstanding and unvested as of the applicable current year end (2)	(1,147,471)	(483,434)	850,889	593,815	(257,200)	(178,203)
Add/(deduct): Change in fair value for awards that were granted in prior years that vested in the current applicable year (3)	(684,272)	(290,933)	854,902	533,822	(253,524)	(178,571)
Deduct: Awards that were granted in prior years that were forfeited in the applicable current year (4)	—	—	—	—	—	—
Compensation actually paid	$3,335,107	$699,947	$5,159,918	$2,498,562	$1,831,168	$1,288,852
(1)This adjustment pertains to awards granted in the current applicable year that are outstanding and unvested as of the current applicable year end. It is calculated as follows: The fair value of awards unvested and outstanding as of the applicable current year end.
(2)This adjustment pertains to awards granted in prior years that are outstanding and unvested at both the applicable current and prior year ends. It is calculated as follows: (i) The fair value of awards outstanding and unvested as of the applicable current year end, less (ii) the fair value of awards outstanding and unvested as of the prior year end.
(3)This adjustment pertains to awards granted in prior years that vested in the current applicable year. It is calculated as follows: (i) The fair value of awards that vested in the current applicable year as of the vest date, less (ii) the fair value of awards outstanding and unvested as of the applicable prior year end.
(4)This adjustment pertains to awards granted in prior years that were forfeited in the current applicable year. It is calculated as follows: The fair value of awards, as of the applicable prior year end, that were forfeited during the current applicable year.
List of Most Important Financial Performance Measures
The following represents our most important financial performance measures that link compensation paid to our NEOs, as they are the key metrics that determine the payout of STI Plan and PSUs. See Compensation Discussion and Analysis — Element of Compensation for further detail.

Revenue vs. WFE Industry Growth
Non-GAAP Gross Margin
Non-GAAP Operating Margin

Pay Versus Performance Relationship Disclosures
The chart below provides a comparison between compensation actually paid to our CEO and average of our non-CEO NEOs against the Company TSR and PHLX Semiconductor Sector Index TSR. Amounts and figures used in the following charts are from the table above under the heading Pay Versus Performance.

Compensation Actually Paid vs. Company TSR and Index TSR

Compensation Actually Paid
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Value of Fixed $100 Investment
$250
$200
$150
$100
$50
$-
2020
2021
2022
CEO
Avg. non-CEO NEO
Company TSR
Index TSR

The chart below provides a comparison between compensation actually paid to our CEO and average of our non-CEO NEOs against our U.S. GAAP net income.

Compensation Actually Paid vs.
GAAP Net Income
Compensation Actually Paid
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
GAAP Net Income
($ in thousands)
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
2020
2021
2022
CEO
Avg. non-CEO NEO
GAAP net income

The chart below provides a comparison between compensation actually paid to our CEO and average of our non-CEO NEOs against our our non-GAAP operating margin.

Compensation Actually Paid vs.
Non-GAAP Operating Margin
Compensation Actually Paid
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Non-GAAP Operating Margin
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2020
2021
2022
CEO
Avg. non-CEO NEO
Non-GAAP operating margin

Audit Matters

Proposal 3: Ratification of Independent Registered Public Accounting Firm
The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit our 2023 consolidated financial statements. During 2022, KPMG LLP served as our independent registered public accounting firm.
Notwithstanding the appointment of KPMG LLP and even if our shareholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of us and our shareholders. At the Annual Meeting, our shareholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2023. The Audit Committee is submitting the appointment of KPMG LLP to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.
Representatives of KPMG LLP will telephonically attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from our shareholders.
The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of our ordinary shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP.
Audit and Related Fees
Our Board is recommending a vote for ratification of KPMG LLP as our independent registered public accounting firm for 2023. The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for 2022 and 2021:

Type of Fees	2022	2021
Audit Fees (1)	$2,202,000	$2,258,000
Audit-Related Fees	-	-
Tax Fees (2)	38,000	52,000
All Other Fees	-	-
Total audit and related fees	$2,240,000	$2,310,000
(1)Represents fees and related expenses billed or expected to be billed by KPMG LLP for professional services rendered for the audits of our annual consolidated financial statements and internal controls over financial reporting for 2022 and 2021, as well as the reviews of interim period financial statements.
(2)Represents fees for tax consultation and tax compliance services rendered by KPMG LLP.
Auditor Independence
The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Pre-Approval of Audit and Non-Audit Services
The Audit Committee has established policies and procedures regarding the pre-approval of audit and other services that our independent auditor may perform for us, subject to the rules and regulations of the SEC, which provide that certain non-audit services accounting for less than five percent of the total fees paid to the independent auditor be approved by the Audit Committee retroactively. In accordance with the charter of the Audit Committee, approval can be made by the chairman of the Audit Committee (or any member of the Audit Committee if the chairman is not available) in between committee meetings and is required to disclose the pre-approved services to the Audit Committee at the next scheduled meeting. The Audit Committee approved all services provided by KPMG LLP.

Report of the Audit Committee
The Audit Committee operates under a written charter approved by the Board, which is available under “Corporate Governance” on the Company’s corporate website at ir.ichorsystems.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the consolidated financial statements. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited financial statements with management and KPMG LLP;
•discussed with KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board; and
•received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.
Based on the Audit Committee’s review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2022 Annual Report on Form 10-K for filing with SEC.
Respectfully submitted by the members of the Audit Committee of the Board:
John Kispert (Chair)
Laura Black
Marc Haugen
Sarah O’Dowd
This report of the Audit Committee is required by the SEC and, in accordance with the rules and regulations of the SEC, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Other Matters

Security Ownership of Certain Beneficial Owners and Management
Unless otherwise indicated, the following table contains information about the beneficial ownership of our ordinary shares as of the Record Date (March 22, 2023):
•each person, or group of persons, who beneficially owns more than 5% of our ordinary shares;
•each of our NEOs;
•each of our directors; and
•all directors and NEOs as a group.
For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions” of this Proxy Statement.
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to our ordinary shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such ordinary shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the ordinary shares set forth opposite such shareholder’s name.
Unless otherwise indicated, our calculation of the percentage of beneficial ownership is based on 29,034,473 ordinary shares outstanding on the Record Date.
Unless otherwise indicated in the footnotes, the address of each of the individuals named below is c/o Ichor Holdings, Ltd., 3185 Laurelview Ct., Fremont, California 94538.

Name	Number of Shares Beneficially Owned	Percentage of Ordinary Shares Outstanding
5% Shareholders:
BlackRock, Inc. (1)	4,938,651	17.0%
FMR LLC (2)	3,044,233	10.5%
The Vanguard Group (3)	2,338,720	8.1%
Swedbank Robur Fonder AB (4)	2,250,000	7.7%
AllianceBernstein L.P. (5)	1,456,238	5.0%
Directors and Named Executive Officers (6):
Thomas Rohrs	348,864	1.2%
Jeffrey Andreson	201,250	*
Larry Sparks	59,412	*
Christopher Smith	43,872	*
Marc Haugen	31,492	*
John Kispert	26,547	*
Laura Black	24,101	*
Iain MacKenzie	20,999	*
Sarah O'Dowd	19,650	*
Wendy Arienzo	8,924	*
Yuval Wasserman	7,388	*
Phil Barros	7,013	*
Jorge Titinger	—	*
Bruce Ragsdale	—	*
Directors and executive officers as a group (14 persons)	799,512	2.8%
Kevin Canty	17,013	*
Paul Chhabra	—	*
*Represents beneficial ownership of less than one percent (1%).
(1)Based solely on a Schedule 13G/A filed on January 26, 2023 with respect to our ordinary shares directly owned by BlackRock, Inc. The address of the principal place of business of the reporting person is 55 East 52nd Street, New York, NY 10055.
(2)Based solely on a Schedule 13G filed on February 10, 2023 with respect to our ordinary shares directly owned by FMR LLC. The address of the principal place of business of the reporting person is 245 Summer Street, Boston, Massachusetts 02210.
(3)Based solely on a Schedule 13G/A filed on February 9, 2023 with respect to our ordinary shares directly owned by The Vanguard Group. The address of the principal place of business of the reporting person is 100 Vanguard Blvd, Malvern, PA 19355.
(4)Based solely on a Schedule 13G/A filed on January 27, 2023 with respect to our ordinary shares directly owned by Swedbank Robur Fonder AB. The address of the principal place of business of the reporting person is SE-105 34, Stockholm, Sweden.
(5)Based solely on a Schedule 13G filed on February 14, 2023 with respect to our ordinary shares directly owned by AllianceBernstein L.P. The address of the principal place of business of the reporting person is 1345 Avenue of the Americas, New York, NY 10105.

(6)Includes ordinary shares acquirable with 60 days of the Record Date due to the exercising of vested stock options or the vesting of restricted share units, as detailed below:

	Shares Acquirable within 60 Days Due To:
Name	Exercising of Vested Stock Options	Vesting of Restricted Share Units
Thomas Rohrs	258,908	3,874
Jeffrey Andreson	121,112	6,749
Larry Sparks	30,890	3,497
Phil Barros	2,840	4,173
Bruce Ragsdale	-	-
Christopher Smith	21,324	2,924
Marc Haugen	-	5,635
John Kispert	-	5,635
Laura Black	-	5,635
Iain MacKenzie	-	5,635
Sarah O'Dowd	-	6,283
Wendy Arienzo	-	5,635
Yuval Wasserman	-	5,898
Jorge Titinger	-	-
Kevin Canty	7,840	4,173
Paul Chhabra	-	-

Certain Relationships and Related Party Transactions
Policies and Procedures for Related Person Transactions
Our Related Person Transactions Policy and Procedures that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be participants, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by our Board, and other transactions not otherwise required to be disclosed under Item 404 of Regulation S-K. A “related person” is any executive officer, director or nominee to become director, or holder of more than 5% of our ordinary shares, or any immediate family members of such persons. Any related person transaction may only be consummated if approved or ratified by the affirmative vote of a majority of our disinterested directors then in office in accordance with the policy guidelines set forth below.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee for review and recommendation for approval to our Board. In considering related person transactions, our Audit Committee and Board take into account the relevant available facts and circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process.
A copy of our Code of Business Ethics and Conduct Policy, which includes our Related Person Transaction Policy, is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our website is not part of this Proxy Statement.
No Related Party Transactions
There have not been any related-person transactions since the beginning of 2022, and no such transactions are currently proposed.

Other Matters
About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA.
We use a 52- or 53-week fiscal year ending on the last Friday in December. The fiscal years ended December 29, 2023, December 30, 2022, December 31, 2021, and December 25, 2020 were 52, 52, 53, and 52 weeks, respectively. References to 2023, 2022, 2021, and 2020 relate to the fiscal years then ended, respectively.
Proxy Solicitation
Our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services.
Proposals for the 2024 Annual General Meeting

Shareholders who intend to present a proposal for inclusion in the proxy statement at the 2024 Annual General Meeting (the “2024 Annual Meeting”) must follow the procedures outlined in Rule 14a-8 under the Exchange Act. A proposal that a shareholder would like included in our proxy statement for the 2024 Annual Meeting must satisfy all applicable requirements of Rule 14a-8 and must be received at Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538 no later than December 6, 2023.

Shareholders who intend to present a proposal (other than pursuant to Rule 14a-8) at the 2024 Annual Meeting and who wish to have such proposals included in the proxy statement for such meeting must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Ichor Holdings, Ltd., 3185 Laurelview Ct., Fremont, California 94538, and such proposals must be received no earlier than January 19, 2024 and no later than February 18, 2024.
Shareholder Recommendations for Nominations to the Board
The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. Pursuant to our Memorandum and Articles, shareholders who wish to recommend a candidate for consideration at our 2024 Annual Meeting may do so by delivering a written recommendation to our Secretary at Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538. The recommendation must include a description of the candidate’s qualifications for board service, including all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information.

A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the notice procedures set forth in our Memorandum and Articles. Shareholders who wish to nominate a director must additionally be a shareholder of record on both the date of the giving of notice by such shareholder and the record date for the determination of shareholders entitled to vote at the 2024 Annual Meeting and on each such date the shareholder beneficially owned more than 15% of our issued and outstanding ordinary shares (unless contrary to applicable law). Such proposals must additionally meet the requirements set forth in the rules and regulations of the SEC, as well as the informational, notice and other requirements related to proposals set forth in Article 16 of our Memorandum and Articles, in order to be eligible for inclusion in our proxy statement for our 2024 Annual Meeting. No candidates for director nominations were submitted by any shareholder in connection with the Annual Meeting. If you intend to nominate one or more directors, you must give timely notice thereof in writing to the Secretary at the address set forth above. Our Secretary must receive the notice not less than 90 days and not more than 120 days before the one-year anniversary of the immediately preceding annual meeting of shareholders. This means, that for our 2024 Annual Meeting, our secretary must receive the notice no earlier than January 19, 2024 and no later than February 18, 2024.

In addition to satisfying the requirements set forth in our Memorandum and Articles, including the notice deadlines set forth above and therein, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to our Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked to the Company at Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538 no later than March 19, 2024.
Householding
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any shareholders at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such shareholder may contact us at the following address:
Ichor Holdings, Ltd.
Attn: Secretary
3185 Laurelview Ct.
Fremont, California 94538
Shareholders who beneficially own ordinary shares held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
2022 Annual Report and SEC Filings
Our 2022 audited consolidated financial statements are included in the Annual Report, which will be made available to shareholders at the same time as this Proxy Statement. This Proxy Statement and the Annual Report are available under “Financials / SEC Filings” on our website at ir.ichorsystems.com and are available from the SEC at its website at sec.gov. You may also obtain a copy of the Annual Report and this Proxy Statement without charge by sending a written request to Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538.
Other Business
Other than the proposals described in this Proxy Statement, the Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the officers named herein will have discretion to vote the ordinary shares they represent in accordance with their own judgment on such matters.

Appendix A – Non-GAAP Reconciliations
Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit and operating income are defined as: gross profit and operating income, respectively, excluding amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including acquisition-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.

Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.
The following table presents our unaudited non-GAAP gross profit and non-GAAP gross margin and a reconciliation from gross profit, the most comparable GAAP measure, for the periods indicated:

Year Ended
December 30, 2022
(dollars in thousands)
U.S. GAAP gross profit	$211,864
Non-GAAP adjustments:
Share-based compensation	2,056
Fair value adjustment to inventory from acquisitions (1)	2,492
Other (2)	933
Non-GAAP gross profit	$217,345
U.S. GAAP gross margin	16.6%
Non-GAAP gross margin	17.0%
(1)As part of the purchase price allocations of our acquisitions of IMG in November 2021, we recorded acquired-inventories at fair value, resulting in a fair value step-up. These amounts represent the release of the step-up to cost of sales as acquired-inventories were sold.
(2)Included in this amount are severance costs associated with our global reduction-in-force program that began near the end of 2022.
A-1

The following table presents our unaudited non-GAAP operating income and non-GAAP operating margin and a reconciliation from operating income, the most comparable GAAP measure, for the periods indicated:

Year Ended
December 30, 2022
(dollars in thousands)
U.S. GAAP operating income	$85,823
Non-GAAP adjustments:
Amortization of intangible assets	17,905
Share-based compensation	13,924
Settlement loss (1)	4,146
Fair value adjustment to inventory from acquisitions (2)	2,492
Acquisition costs (3)	296
Other (4)	1,144
Non-GAAP operating income	$125,730
U.S. GAAP operating margin	6.7%
Non-GAAP operating margin	9.8%
(1)During the first and third quarters of 2022, we recorded loss accruals of $3.1 million and $1.0 million, respectively, relating to expected settlements of employment-related legal matters. We expect the settlements to be finalized and paid within 12 months.
(2)As part of the purchase price allocations of our acquisitions of IMG in November 2021, we recorded acquired-inventories at fair value, resulting in a fair value step-up. These amounts represent the release of the step-up to cost of sales as acquired-inventories were sold.
(3)Included in this amount are transaction-related costs incurred in connection with our acquisition of IMG in November 2021.
(4)Included in this amount are severance costs associated with our global reduction-in-force program that began near the end of 2022.

A-2

ICHOR HOLDINGS, LTD.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/ICHR2023**

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V03451-P89782

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ICHOR HOLDINGS, LTD.

The Board of Directors recommends you vote FOR each nominee:

1. The election to Ichor's Board of Directors of the four nominees named in the Proxy Statement.

Nominees:	**For**	**Against**	**Abstain**
1a. Tom Rohrs	☐	☐	☐
1b. Iain MacKenzie	☐	☐	☐
1c. Laura Black	☐	☐	☐
1d. Jorge Titinger	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	**Against**	**Abstain**
2. Advisory approval of the compensation of our named executive officers.	☐	☐	☐
3. Ratification of KPMG LLP as Ichor's independent registered public accounting firm for fiscal 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Ichor Holdings, Ltd. Notice of 2023 Annual General Meeting, Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

V03452-P89782

ICHOR HOLDINGS, LTD.
Annual General Meeting
May 18, 2023 9:00 AM, PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jeffrey Andreson and Larry Sparks, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of ICHOR HOLDINGS, LTD. that the shareholder(s) is/are entitled to vote at the Annual General Meeting to be held at 9:00 AM, PDT on May 18, 2023, at www.virtualshareholdermeeting.com/ICHR2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side